SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

UIL Holdings Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ANNUAL MEETING OF THE SHAREOWNERS

Date:	May 11, 2005

Time:	10:00 a.m.

Place:	Quinnipiac University School of Law Center – Grand Courtroom 275 Mount Carmel Avenue Hamden, Connecticut

Matters to be voted on:

1.	Election of Directors.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as UIL Holdings Corporation’s independent public accountants for 2005.

3.	Proposal to approve amendment to employment agreement of Nathaniel D. Woodson and phantom stock options award thereunder and second amendment to The United Illuminating Company Phantom Stock Option Agreement dated February 23, 1998, as amended on July 20, 2000 (to make phantom shares payable in shares of UIL Holdings stock rather than cash).

4.	Any other matters properly brought before the shareowners at the annual meeting or any adjournment of the annual meeting.

You can vote your shares of common stock at the annual meeting if UIL Holdings Corporation’s records show that you owned the shares on March 8, 2005.

Whether you plan to attend the annual meeting or not, please fill in, sign, date and promptly return the enclosed proxy in the envelope that we have provided to you. If you mail us back the envelope from anywhere in the United States, then you don’t have to put any postage stamps on the envelope.

April 7, 2005

By Order of the Board of Directors,

SUSAN E. ALLEN
Vice President Investor Relations
and Corporate Secretary

YOUR VOTE IS IMPORTANT

In order to save UIL Holdings Corporation the expense of further solicitation to ensure that a quorum is present at the annual meeting, please return your proxy promptly - regardless of the number of shares you own, and regardless of whether you plan to attend the meeting.

Directions to Quinnipiac University appear at the end of the accompanying Proxy Statement.

PROXY STATEMENT

UIL Holdings Corporation (UIL Holdings) is mailing this proxy statement and the accompanying proxy form on or about April 7, 2005 to all of its shareowners who, according to its records, held common stock as of the close of business on March 8, 2005, in connection with the solicitation of proxies for use at the 2005 Annual Meeting of the Shareowners. The Annual Meeting will be held on Wednesday, May 11, 2005 at 10:00 a.m. at Quinnipiac University, School of Law Center – Grand Courtroom, 275 Mount Carmel Avenue, Hamden, Connecticut, for the purposes listed in the accompanying Notice of Annual Meeting of the Shareowners. UIL Holdings is making this solicitation, and it will bear the expense of printing and mailing proxy materials to shareowners. UIL Holdings will ask banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners of shares and to secure their voting instructions, if necessary, and UIL Holdings will reimburse them for their reasonable expenses in so doing. Directors, officers and employees of UIL Holdings may also solicit proxies personally or by telephone, but they will not be specifically compensated for soliciting proxies. In addition, UIL Holdings has retained Georgeson Shareholder Communications, Inc. of New York, New York, to aid in the solicitation of proxies by similar methods at a cost to UIL Holdings of approximately $12,500, plus expenses.

SHAREOWNERS ENTITLED TO VOTE

At the close of business on March 8, 2005, the record date for the annual meeting, 14,638,613 shares of UIL Holdings’ common stock were outstanding. Shareowners of all outstanding shares of common stock will be entitled to vote at the meeting, each share being entitled to one vote, on each matter coming before the meeting as listed in the accompanying Notice of Annual Meeting of the Shareowners. In accordance with UIL Holdings’ bylaws, the President will appoint inspectors of proxies and tellers to count all votes on each matter coming before the meeting.

Shareowners who are participants in Investors Choice, a Dividend Reinvestment & Direct Stock Purchase and Sale Plan for the shares of UIL Holdings’ common stock, will receive proxy forms that cover the shares held in their accounts under the plan.

If you properly sign and return a proxy form, then the shares covered by that proxy form:

•	will be voted or not voted, in accordance with the instructions you give on the proxy form, to elect as Directors for the ensuing year the eleven persons named in this proxy statement, or any other person or persons that the present Board of Directors names as a substitute nominee if one or more of the eleven persons named is unable to serve;

•	will be voted for or against, or not voted, in accordance with the instructions you give on the proxy form, with respect to the proposal to ratify the retention of PricewaterhouseCoopers LLP as independent public accountants for fiscal year 2005;

•	will be voted for or against, or not voted, in accordance with the instructions you give on the proxy form, with respect to the proposal to approve the amendment to employment agreement of Nathaniel D. Woodson and phantom stock options award thereunder and the second amendment to The United Illuminating Company Phantom Stock Option Agreement dated February 23, 1998, as amended on July 20, 2000; and

•	will be voted in accordance with the discretion of the person or persons designated as proxies on the proxy form with respect to other matters, if any, that come before the meeting. UIL Holdings is not aware of any other matters to be presented at the meeting.

You may revoke your proxy at any time prior to its use. In order to revoke your proxy, you must file with UIL Holdings’ Corporate Secretary a written notice of revocation or another properly signed proxy form bearing a later date. If you attend the meeting in person, you may, if you wish, vote by ballot at the meeting. If you do vote by ballot at the meeting, then the proxy you previously gave would be cancelled.

Under Connecticut law and UIL Holdings’ bylaws, shareowners holding a majority of the shares of outstanding common stock will constitute a quorum for purposes of considering and acting upon the matters listed in the accompanying Notice of Annual Meeting of the Shareowners.

Under Connecticut law and UIL Holdings’ bylaws, assuming that a quorum is present at the meeting, Directors will be elected by a plurality of the votes cast at the meeting. Withholding authority to vote for a Director nominee will not prevent that Director nominee from being elected. Cumulative voting for Directors is not permitted under Connecticut law unless a Corporation’s certificate of incorporation provides for cumulative voting rights. UIL Holdings’ certificate of incorporation does not contain a provision for cumulative voting rights.

Under Connecticut law and UIL Holdings’ bylaws, assuming that a quorum is present at the meeting, the proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as UIL Holdings’ independent public accountants will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

Under Connecticut law and UIL Holdings’ bylaws, assuming that a quorum is present at the meeting, the proposal to approve the amendment to employment agreement of Nathaniel D. Woodson and phantom stock options award thereunder and the second amendment to The United Illuminating Company Phantom Stock Option Agreement dated February 23, 1998, as amended on July 20, 2000, will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

PRINCIPAL SHAREOWNERS

In statements filed with the Securities and Exchange Commission, the persons identified in the table below have disclosed beneficial ownership of shares of UIL Holdings’ common stock as shown in the table. The percentages shown in the right-hand column are calculated based on the 14,638,613 shares of common stock outstanding as of the close of business on March 8, 2005. In the statements filed with the Securities and Exchange Commission, none of the persons identified in the table, except David T. Chase, have admitted beneficial ownership of any shares not held in their individual names. All of the persons identified in the table, including David T. Chase, have denied that they have acted, or are acting, as a partnership, limited partnership or syndicate, or as a group of any kind for the purpose of acquiring, holding or disposing of UIL Holdings’ common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	RLC Investments LLC(1) 280 Trumbull Street Hartford, CT 06103	625,000 shares, owned directly	4.27%

Common Stock	Cheryl A. Chase 280 Trumbull Street Hartford, CT 06103	79,000 shares, owned directly	0.54%

Common Stock	Arnold L. Chase 280 Trumbull Street Hartford, CT 06103	256,011 shares, owned directly and indirectly(2)	1.70%

Common Stock	The Darland Trust(3) 15 Queen Street Hamilton, HMFX Bermuda	146,000 shares, owned directly	1.00%

Common Stock	David T. Chase 280 Trumbull Street Hartford, CT 06103	1,300,000 shares, owned indirectly(4)	8.88%

Common Stock	DTC Family Investments LLC(1) 280 Trumbull Street Hartford, CT 06103	225,000 shares, owned directly	1.54%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Rhoda & David Chase Family Foundation, Inc.(5) 280 Trumbull Street Hartford, CT 06103	71,000 shares, owned directly	0.49%

Common Stock	The Sandra & Arnold Chase Family Foundation, Inc. (5) 280 Trumbull Street Hartford, CT 06103	26,500 shares, owned directly	0.18%

Common Stock	The Cheryl Chase & Stuart Bear Family Foundation, Inc.(5) 280 Trumbull Street Hartford, CT 06103	33,000 shares, owned directly	0.23%

Common Stock	Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	1,036,167 shares(6)	7.08%

(1)	RLC Investments LLC and DTC Family Investments LLC are limited liability companies that are managed by David T. Chase and owned by David T. Chase, Rhoda L. Chase, The Arnold L. Chase Family Spray Trust, a trust for the benefit of Arnold L. Chase and his children and The Cheryl Anne Chase Family Spray Trust, a trust for the benefit of Cheryl A. Chase and her children.

(2)	The shares listed for Arnold L. Chase include 13,500 stock options and 6,811 stock units. Refer to the Stock Ownership of Directors and Officers section for further information.

(3)	The Darland Trust is a trust for the benefit of Cheryl A. Chase and her children. The trustee is Rothschild Trust Cayman Limited.

(4)	All of the shares listed for David T. Chase are included in the shares listed for Cheryl A. Chase, his daughter, Arnold L. Chase, his son, RLC Investments LLC, DTC Family Investments LLC, and The Darland Trust.

(5)	The Chase family foundations are charitable private foundations that are controlled by Cheryl A. Chase, Arnold L. Chase and David T. Chase.

(6)	Based upon information provided in a Schedule 13G filed by Barclays Global Investors, NA and its affiliates on February 14, 2005. Barclays Global Investors, NA and Barclays Global Fund Advisors have sole voting power with respect to 572,342 and 352,005 shares, respectively and dispositive power with respect to 679,455 and 356,712 shares, respectively. The Schedule 13G notes that the shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

There is no other person or group of persons known to UIL Holdings to be the beneficial owner of more than 5% of the shares of UIL Holdings’ common stock as of the close of business on March 8, 2005.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Unless you instruct otherwise on the proxy form, shares to which the signed and returned form relates will be voted in favor of the persons listed below for election as Directors of UIL Holdings. Although UIL Holdings knows of no reason why any of the persons listed below will be unable to serve as a Director, if that should occur, your shares will be voted for any other person that the present Board of Directors names as a substitute nominee. All of the nominees listed below were elected Directors at the last annual meeting. The stated age of the Director nominees will be their age at May 11, 2005. The Board of Directors has adopted a policy that states that a Director will not be a candidate for re-election after his or her seventieth birthday. In accordance with this policy, David E. A. Carson, a director since 1993, is not a candidate for re-election this year.

Name, Principal Occupation, Other Corporate and Civic Affiliations and Principal Occupations During the Past Five Years of Nominee	Age	Director Since
Thelma R. Albright	58	1995
Former President, Carter Products Division, Carter-Wallace, Inc., Cranbury, New Jersey, a consumer and healthcare products manufacturer. Currently, Director, UIL Holdings Corporation, The United Illuminating Company, Imagistics International Inc., and Church and Dwight, Inc.

Marc C. Breslawsky	62	1995
Chairman and Chief Executive Officer, Imagistics International Inc., Trumbull, Connecticut, a sales, service and marketing organization offering enterprise office imaging and document solutions in the United States and Europe. Also, Director, UIL Holdings Corporation, The United Illuminating Company, Imagistics International Inc., C.R. Bard, Inc., and The Brinks Company.

Arnold L. Chase	53	1999
Member of the Board of Directors and President, Gemini Networks, Inc., Hartford, Connecticut, an open-access, hybrid fiber coaxial communications network provider, and Executive Vice President, Chase Enterprises, Hartford, Connecticut, an investment holding company. Also, Director, UIL Holdings Corporation, The United Illuminating Company, and Connecticut Public Broadcasting, Inc.

John F. Croweak	68	1987
Former Chairman of the Board of Directors and Chief Executive Officer, Anthem Blue Cross & Blue Shield of Connecticut, Inc., North Haven, Connecticut, a healthcare insurance provider. Currently, Director, UIL Holdings Corporation, The United Illuminating Company, and NewAlliance BancShares, Inc.

Name, Principal Occupation, Other Corporate and Civic Affiliations and Principal Occupations During the Past Five Years of Nominee	Age	Director Since
Betsy Henley-Cohn	52	1989
Chairperson of the Board of Directors and Treasurer, Joseph Cohn & Son, Inc., New Haven, Connecticut, a construction sub-contracting business. Also, Chairperson of BIW Limited, a water utility; and Director, UIL Holdings Corporation and The United Illuminating Company. Former Director of The Aristotle Corporation and Citizens Bank of Connecticut.

John L. Lahey	58	1994
President, Quinnipiac University, Hamden, Connecticut. Also, Director, UIL Holdings Corporation, The United Illuminating Company, Yale New Haven Hospital, The American Bar Association Council of the Section of Legal Education and Admissions to the Bar, The NYC Saint Patrick’s Day Parade, Inc. and The Aristotle Corporation.

F. Patrick McFadden, Jr.	67	1987
Former Chairman of the Board of Directors, Citizen’s Bank of Connecticut, New Haven, Connecticut, a commercial banking institution. Currently, Vice-Chairman of the Board of Directors, Yale-New Haven Health Services Corporation; Director, UIL Holdings Corporation, The United Illuminating Company and Higher One, a banking company. Member, Representative Policy Board of the South Central Connecticut Regional Water District.

Daniel J. Miglio	64	1999
Former Chairman, President and Chief Executive Officer of SNET Corporation and the Southern New England Telephone Company, New Haven, Connecticut, telecommunications companies. Currently, Director, UIL Holdings Corporation, The United Illuminating Company and Yale-New Haven Health Services Corporation. Chairman, International Festival of Arts and Ideas.

William F. Murdy	63	2001
Chairman of the Board of Directors and Chief Executive Officer of Comfort Systems USA, a national consolidation of heating, ventilation, air conditioning and related services companies serving the commercial and industrial markets. From late 1997 until July of 1999, Mr. Murdy served as Chairman, President and Chief Executive Officer of LandCare USA, Inc., a national consolidation of large commercial landscape and tree service companies; and from July of 1999 until his election as Chairman of the Board of Directors and Chief Executive Officer of Comfort Systems USA in 2000, he served as President and Chief Executive Officer of Club Quarters, a chain of corporate membership hotels. Also, Director, UIL Holdings Corporation, The United Illuminating Company, NetVersant Solutions, and Compact Power Inc. Member, National Board and Executive Committee of Business Executives for National Security, the Council on Foreign Relations, the Board of Trustees of the Association of Graduates of the U.S. Military Academy, and the Corporate Council of the Vietnam Veterans Memorial.

James A. Thomas	66	1992
Associate Dean, Yale Law School, New Haven, Connecticut. Also, Trustee, Yale New Haven Hospital; Director, UIL Holdings Corporation, The United Illuminating Company, People’s Bank, Sea Research Foundation and Imagistics International Inc.; and Chairman of the Board of Trustees, People’s Mutual Holdings.

Name, Principal Occupation, Other Corporate and Civic Affiliations and Principal Occupations During the Past Five Years of Nominee	Age	Director Since
Nathaniel D. Woodson	63	1998
Chairman of the Board of Directors, President and Chief Executive Officer, UIL Holdings Corporation; Chairman of the Board of Directors and Chief Executive Officer, The United Illuminating Company, a direct subsidiary of UIL Holdings Corporation; and Chairman of the Board of Directors, United Resources, Inc., a direct subsidiary of UIL Holdings Corporation. Mr. Woodson served as Chairman of the Board of Directors, President and Chief Executive Officer of The United Illuminating Company during the period December 31, 1999 to February 1, 2001 and Chairman of the Board of Directors, President and Chief Executive Officer of UIL Holdings Corporation since its inception on March 22, 1999. Also, Director, NewAlliance Bancshares, Inc. and CURE (Connecticut United for Research Excellence); Trustee, Yale-New Haven Hospital; Member, Governor’s Council on Competitiveness and Technology, and Regional Leadership Council; and Chairman, Regional Growth Partnership; Board Member, International Festival of Arts and Ideas.

Information Regarding the Board of Directors

During the year 2004, the Board of Directors of UIL Holdings held 13 meetings. The average attendance record of the Directors was 99% for meetings of the UIL Holdings’ Board of Directors and its committees held during 2004.

At least four times a year, the non-employee Directors of the Board of Directors meet in executive session. Mr. McFadden, who acted as the Lead Director in 2004, has been elected again as the Lead Director by the Board of Directors and presides over the executive sessions. The Board of Directors adopted the following responsibilities as they relate to the Lead Director.

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors

•	Record minutes of the executive sessions and report to the Chairman on all executive sessions

•	Maintain a file of executive session minutes from Board meetings and executive session minutes of Committee meetings

•	Serve as liaison between the Chairman and the independent Directors

•	Call meetings of the independent Directors

•	Obtain additional information, as necessary, for agenda items, allocate time for Board meetings and matters to be presented at the meetings and request other materials or data to be sent to the Directors

•	Ensure that he/she is available for consultation and direct communication with major shareowners

The New York Stock Exchange adopted new listing standards which became applicable to UIL Holdings Corporation on May 12, 2004 and redefined the criteria for a determination as to whether a Director is independent. The new listing standards state that all Members of the Audit Committee, the Compensation and Executive Development Committee and the Corporate Governance and Nominating Committee be independent as defined by those listing standards. The Corporate Governance and Nominating Committee reviewed the independence of each of the outside Directors and determined that Mr. Chase does not meet the criteria of an independent Director, as defined by Section 303A of the New York Stock Exchange listing standards. Mr. Chase is not independent under Section 303A.02(a) because Mr. Chase has a beneficial interest in the building known as 157 Church Street, at which a wholly-owned subsidiary of the Corporation is a lessee. On February 23, 2004, Mr. Chase ceased serving on the Compensation and Executive Development Committee and the Corporate Governance and Nominating Committee.

Committees of the Board of Directors

Ms. Henley-Cohn and Messrs. Croweak, McFadden and Woodson serve on the Executive Committee of the Board of Directors. The Executive Committee is a standing committee that has and may exercise all the powers of the Board of Directors when it is not in session. The Executive Committee of the UIL Holdings’ Board of Directors held no meetings during 2004.

Ms. Henley-Cohn and Messrs. Croweak, Miglio, Murdy and Thomas serve on the Audit Committee of the Board of Directors, as does retiring director, David E. A. Carson. The Audit Committee is a standing committee that oversees financial accounting and reporting practices, evaluates the reliability of UIL Holdings’ system of internal controls, assures the objectivity of independent audits, explores other issues that it deems may potentially affect UIL Holdings, and makes recommendations regarding such matters to the officers and to the Board of Directors. Mr. Miglio is expected to become Chairperson of the Audit Committee following the Annual Meeting. Messrs. Miglio, Murdy and Croweak are each an Audit Committee financial expert, as defined by the federal Sarbanes-Oxley Act. On February 23, 2004, the Board of Directors adopted an Audit Committee Charter that meets the current requirements of the Securities and Exchange Commission regulations and The New York Stock Exchange listing standards. The Audit Committee Charter is posted on the Corporation’s website, www.uil.com. All members of the Audit Committee are independent as defined in the listing standards of the New York Stock Exchange. The Audit Committee of UIL Holdings’ Board of Directors held eight meetings during 2004.

Ms. Albright and Messrs. Croweak, Lahey, McFadden and Miglio serve on the Compensation and Executive Development Committee of the Board of Directors, as does retiring director, David E. A. Carson. All Members of the Compensation and Executive Development Committee are independent as defined in the listing standards of the New York Stock Exchange. The Compensation and Executive Development Committee is a standing committee that reviews and approves compensation levels for the Chief Executive Officer (CEO), reviews the performance of the officers, reviews and recommends to the Board of Directors the levels of compensation and other benefits paid and to be paid to the officers other than the CEO, reviews and administers incentive compensation programs for the officers, recommends to the Board of Directors changes in these programs and reviews the recommendations of management for its succession planning and the selection of officers. The Compensation and Executive Development Committee has a charter that is available on UIL Holdings’ website, www.uil.com. The Compensation and Executive Development Committee of UIL Holdings’ Board of Directors held 11 meetings during 2004.

Ms. Albright and Messrs. Breslawsky, Croweak, Lahey, McFadden and Murdy serve on the Corporate Governance and Nominating Committee of the Board of Directors. All Members of the Corporate Governance and Nominating Committee are independent as defined in the listing standards of The New York Stock Exchange. The Corporate Governance and Nominating Committee is a standing committee that recommends policy with respect to the composition, organization, practices and compensation of the Board of Directors and performs the nominating function for the Board of Directors. The Corporate Governance and Nominating Committee has a charter that is available on UIL Holdings’ website, www.uil.com. The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them for election to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of UIL Holdings and the composition of the Board of Directors. Members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants have also been employed to help in identifying candidates. Once a candidate is identified whom the Committee wants to seriously consider for nomination, the Chairman of the Corporate Governance and Nominating Committee enters into a discussion with that prospective nominee. The Corporate Governance and Nominating Committee will consider nominees recommended by shareowners. Nominees recommended by shareowners are given appropriate consideration in the same manner as other nominees. Shareowners who wish to submit nominees for Director for consideration by the Corporate Governance and Nominating Committee for election at our 2006 Annual Meeting of Shareowners may do so by submitting in writing, between December 1, 2005 and December 31, 2005, the names of such nominees with their qualifications and biographical information forwarded to the Committee in care of the Corporate Secretary of UIL Holdings. The Corporate Governance and Nominating Committee of UIL Holdings’ Board of Directors held five meetings during 2004.

Ms. Henley-Cohn and Messrs. Breslawsky, Miglio, Thomas and Woodson serve on the Strategic Direction and Finance Committee of the Board of Directors, as does retiring director, David E. A. Carson. The Strategic Direction and Finance Committee is a standing committee that assists the CEO and senior management with the development of an overall strategic plan, taking into account key strategic issues and providing a focus for defining and implementing the annual goals and projects comprising corporate business and operational plans. The Committee also reviews the financial decisions and transactions necessary to execute the strategic plan, and examines, at least annually, projected income, cash flow and capital structure. The Strategic Direction and Finance Committee of UIL Holdings’ Board of Directors held one meeting during 2004.

Ms. Albright and Messrs. Chase, Lahey, Murdy and Thomas serve on the Pension and Benefits Committee of the Board of Directors. The Pension and Benefits Committee is a standing committee that has the fiduciary responsibility for, and oversight of, the pension and benefit plans of the Corporation. The Pension and Benefits Committee reviews the investment standards, policies and objectives established for, and the performance and methods of, the pension plan investment managers. The Pension and Benefits Committee of UIL Holdings’ Board of Directors held four meetings during 2004.

Ms. Albright and Messrs. Breslawsky, Chase, McFadden, and Murdy serve on a special Succession Committee of the Board of Directors. The special Succession Committee has been formed to make recommendations for succession planning and selection of directors and executive officers.

TRANSACTIONS WITH MANAGEMENT

Under a lease agreement dated May 7, 1991, one of UIL Holdings’ direct subsidiaries, The United Illuminating Company (UI), leased its corporate headquarters offices in New Haven from 157 Church Street, LLC, which is controlled by Arnold L. Chase, a Director and shareowner of UIL Holdings (for further details see the Principal Shareowners disclosure above), and members of his immediate family. During 2004, UI’s lease payments to 157 Church Street, LLC totaled $9.4 million.

A subsidiary of UIL Holdings Corporation, United Capital Investments, Inc. (UCI), invested a total of $3.9 million in 2000 and 2001 to purchase a minority ownership interest in Gemini Networks, Inc. (Gemini). Gemini proposes to develop, build, and operate an open-access, hybrid fiber coaxial communications network serving business and residential customers in the Northeastern United States. Gemini is a corporation controlled by the David T. Chase family, and Arnold L. Chase is the President and a Director of Gemini. In June 2002, UCI wrote down its investment in Gemini to one dollar, because the telecommunications sector had suffered substantial losses in value, and because UCI concluded that Gemini was unlikely to continue its network development in the absence of additional financing. In December 2003, Gemini completed a restructuring transaction in connection with which the Chase family came to own 100% of the equity of Gemini. In connection with that transaction, UCI received a cash payment in May 2004 of approximately $17,500 in exchange for its ownership interest in Gemini.

CORPORATE GOVERNANCE STANDARDS

The Board of Directors (the Board) of UIL Holdings Corporation (the Company) has adopted principles of corporate governance that govern the selection of Board candidates; compensation of Board members; rules regarding structure and operation of Committees; and meetings of and agendas for the Board and its Committees. These practices are reviewed by the Corporate Governance and Nominating Committee periodically, and this review includes the evaluation by the Corporate Governance and Nominating Committee of board practices at other well-managed companies and emerging corporate governance issues.

Primary Responsibilities of the Board of Directors

Each Director and the Board are expected to promote the best interests of the shareowners in terms of corporate governance; fiduciary responsibilities; compliance with applicable laws and regulations; and maintenance of accounting, financial, and other controls. Their primary responsibility is to provide effective guidance of the affairs of the Company for the benefit of its shareowners. This includes overseeing the conduct of the Company’s business and, where appropriate, approval of the Company’s financial objectives; major corporate plans; and strategies. In addition, the Board selects the Company’s Chief Executive Officer (CEO); acts as an advisor and counselor to the CEO and senior management; and evaluates the CEO’s performance.

Access to Management and Outside Advisors

The Directors have complete access to the Company’s senior management, including executive officers. The Board expects that from time to time executives and/or managers will be present at Board meetings to provide additional insight into the items being discussed and to provide the Board the opportunity to evaluate their management skills. The Board shall also have access to the Company’s outside counsel and auditors and may retain outside counsel or other professional advisors of its choice with respect to any issue relating to its activities.

Attendance at Board and Committee Meetings

Each Director is expected to attend all meetings of the Board and all meetings of Committees on which the Director is a member. Such attendance at the meetings of the Board and meetings of the Committees is expected to be in person, however, telephonic board attendance is acceptable as long as it is infrequent. The Board recognizes, however, that occasionally meetings may need to be scheduled on short notice when participation of a Director is not possible, either in person or by conference telephone, and that conflicts may arise from time to time to prevent a Director from attending a regularly scheduled meeting. However, the Board expects that Directors will make every possible effort to keep such absences to a minimum.

Selection of Agenda

The Chairman shall establish the agenda for each Board meeting. Any Director may suggest inclusion of additional items on the agenda and it is anticipated that the agenda will be distributed in advance of the Board meeting. Directors may also raise at any regular Board meeting subjects for discussion that are not on the formal agenda; however, the desire for inclusion of such items should be communicated to the Chairman or Corporate Secretary in advance of the meeting. The agenda should provide for holding executive sessions of the non-management Directors at not less than two regularly scheduled meetings in each year, one of which shall coincide with the Annual Meeting of Shareowners. The Lead Director shall preside over such executive sessions of the Board.

Distribution of Board Materials

In addition to the Board agenda, information that is important to the Board’s understanding of the business of the Company shall be distributed to Directors prior to each Board meeting. Directors also routinely receive quarterly financial reports as well as material press releases, analyst reports, and other information designed to keep them informed of the material aspects of the Company’s business performance and prospects. Directors are expected to review Board materials in advance of meetings.

Board Composition

The entire Board will be elected annually. A Director will not be a candidate for re-election after his or her seventieth birthday. A Director will not be a candidate for election to a sixth term unless he or she is the beneficial owner, directly or indirectly, of at least 5,000 shares of the Company’s stock.

At all times a majority of the Board shall be “Independent Directors” as that term is defined from time to time by relevant law and New York Stock Exchange (NYSE) listing standards. Furthermore, the Board shall affirmatively determine the independence of Directors in accordance with relevant law, NYSE listing standards and such other factors as the Board may deem appropriate.

In considering candidates to recommend for nomination or re-nomination to the Board, the Corporate Governance and Nominating Committee shall consider the background, skills, abilities, character and qualifications exhibited by such candidates, as well as other factors bearing on such candidates’ ability to serve effectively, including other board and committee responsibilities. Directors are expected to submit a letter of resignation, subject to acceptance by the Board, upon any significant change in his or her primary employment.

Board Compensation

The Corporate Governance and Nominating Committee will evaluate and make recommendations to the Board with respect to Director compensation. Senior management of the Company shall report periodically to the Corporate Governance and Nominating Committee on the status of the Company’s Director compensation practices in relation to other companies in analogous industries and of comparable size. Any changes in Director compensation should come upon the recommendation of the Corporate Governance and Nominating Committee, but with full discussion and concurrence by the Board.

Board Committees

A substantial amount of the analysis and work of the Board is done by standing Board Committees. Directors are expected to participate actively in the meetings of each Committee to which the Director is appointed.

The Board has established the following mandatory standing Committees:

Audit Committee: The Audit Committee will have a minimum of three members. The Committee’s functions include: assisting Board oversight of the integrity of the Company’s financial statements; assisting Board oversight of the Company’s compliance with legal and regulatory requirements, including monitoring the integrity of the Company’s reporting standards and systems of internal controls regarding finance, accounting and legal matters; retention and termination of independent auditors to conduct the annual audit; approval of non-audit relationships with the independent auditors; assisting Board oversight by monitoring the qualifications, independence, performance and scope of examination of the Company’s independent external auditors; assisting Board oversight by monitoring the performance of the Company’s internal audit function; providing an avenue of communication among the Company’s independent external auditors, management and the Board of Directors; and reviewing the quarterly and annual financial statements and the annual audit report.

Compensation and Executive Development Committee: The Committee’s functions include: discharging the responsibilities of the Board relating to compensation of the Company’s executives; ensuring that the officers of the Company are appropriately compensated by establishing competitive executive compensation policies that are targeted to comparable companies, and by establishing other supplemental compensation and benefit programs all of which are deemed internally equitable, externally competitive and are designed to align the interests of such officers with those of the Company’s shareowners; making recommendations to the Board regarding the selection of the Company’s CEO and review the CEO’s nominees for other officers of the Company; evaluating the annual performance of the Company’s CEO; reviewing management development and succession matters; and administering aspects of compensation plans and stock plans and recommending changes in such plans.

Corporate Governance and Nominating Committee: The Committee’s functions include: identifying individuals who are qualified to become members of the Board; making recommendations to the Board relating to the Company’s selection and nomination of Directors; reviewing and establishing the compensation of non-employee members of the Board; developing and recommending to the Board a set of corporate governance principles applicable to the Company; reviewing corporate governance trends, issues and best practices; and making recommendations to the Board regarding the adoption of best practices most appropriate for the governance of the affairs of the Board and the Company, including any recommended amendments to the Company’s corporate governance principles.

Each standing Committee shall have a Board-approved written charter detailing its purposes, duties and responsibilities. The Board may also establish other Committees from time to time to deal with specific issues.

Composition of Committee: Only Directors deemed by the Board to be independent in accordance with applicable law and listing standards of the NYSE may serve on the Audit, Compensation and Executive Development and Corporate Governance and Nominating Committees. In addition, the composition of the Committees will be reviewed annually to ensure that each of its members meets the criteria set forth in applicable rules and regulations of the Securities and Exchange Commission, NYSE and Internal Revenue Service.

Assignment and Rotation of Committee Members: The Corporate Governance and Nominating Committee recommends to the Board the membership of the various Committees and their Chairperson and the Board approves such Committee assignments. In making its recommendations to the Board, the Corporate Governance and Nominating Committee takes into consideration the continuity, subject matter expertise, tenure and experience of the individual Board members.

Committee Agendas/Reports to the Board: Appropriate members of management and staff will prepare draft agendas and related background information for each Committee meeting which, to the extent desired by the relevant Committee Chairperson, will be reviewed and approved by such Chairperson in advance of distribution to the other Committee members. Any background materials, together with such agenda, should be distributed to Committee members in advance of the meeting for their review and discussion. In addition, each Committee member is free to suggest items for inclusion on the agenda and to raise at any Committee meeting subjects that are not on the agenda for that meeting. Reports on the items considered at each Committee meeting are to be furnished to the full Board at its next meeting. In addition, all Directors are to be furnished copies of each Committee’s minutes.

Frequency of Board Meetings

The Board shall meet on at least a quarterly basis and special meetings are to be called as necessary. Meetings of the Board and its standing Committees shall be of such frequency and duration as will allow the Board and its Committees adequate time to fulfill their responsibilities.

Annual Performance Evaluation of the Board and Committees

The Corporate Governance and Nominating Committee is responsible for overseeing a self-assessment of the conduct of the Board, as well as reviewing with the Board the results of these assessments, at least on an annual basis. The results will be summarized by the Company’s General Counsel. The evaluation will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve. In addition, each Committee shall perform a self-evaluation, not less than annually, which will be summarized by the Company’s General Counsel and presented to the Corporate Governance and Nominating Committee, the Chairperson of which will then make a presentation to the Board.

Succession Issues

The Board will develop and adopt a plan of succession for the Chairman and/or CEO, in the event of either of their deaths, disability, removal or resignation. This plan will be reviewed by the Board at least annually.

Evaluation of Chief Executive Officer

The Compensation and Executive Development Committee is responsible for conducting an assessment of the performance of the CEO, at least on an annual basis. The results of the evaluation should be communicated to the CEO by the Chairperson of the Committee. The evaluation should be based on objective criteria, which should include the financial performance of the Company; accomplishment of financial and strategic objectives; and the successful professional development of management personnel.

Director Orientation and Continuing Education

It is the belief of the Board that an orientation program for new Directors should be conducted and which includes background information about the Company’s business; general information about the Board and Committees; and a review of a Director’s duties and responsibilities under Connecticut law. Some of these materials are to be included in a Director’s handbook and others will be included in meetings with key executives, preceding or promptly following the election of a new Director to the Board. The Board will periodically assess the need for continuing education programs for its members. Directors are encouraged to voluntarily participate in any continuing education events which they believe would enhance their value to the Company. The expenses of attending any such events will be borne by the Company if the attending Director so requests.

Communications with Directors

In order to provide shareowners and other interested parties with a direct and open line for communication to the independent members of the Board of Directors, the Board of Directors has adopted the following procedures for confidential communications to Directors. UIL Holdings’ shareowners and other interested persons may communicate with the non-management Directors of the Company by sending a written letter to the following address:

UIL Holdings Corporation General Counsel Wiggin and Dana LLP One Century Tower P.O. Box 1832 New Haven, CT 06508-1832

All communications received in accordance with these procedures will be sent by the Company’s General Counsel to the appropriate Director or Directors unless the Company’s General Counsel determines that the communication:

•	does not relate to the business or affairs of UIL Holdings or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to Directors.

The Director or Directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the independent Directors, the full Board of Directors, or one or more of its committees, as well as whether any response to the person sending the communication is appropriate. Any such response will be reviewed by the Company’s General Counsel and will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Company’s General Counsel will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Corporate Governance and Nominating Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

We have not established a formal policy regarding Director attendance at the Annual Meetings of the Shareowners, but the Directors generally do attend the Annual Meeting. The Chairman of the Board presides at the Annual Meeting of the Shareowners, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of the Shareowners. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are present for the Annual Meeting. Eleven of the twelve members of the Board at the time of the Company’s 2004 Annual Meeting of the Shareowners attended that meeting.

Vote Required for Approval

Under Connecticut law and UIL Holdings’ bylaws, assuming that a quorum is present at the meeting, Directors will be elected by a plurality of the votes cast at the meeting. Withholding authority to vote for a Director nominee will not prevent that Director nominee from being elected. Cumulative voting for Directors is not permitted under Connecticut law unless a corporation’s certificate of incorporation provides for cumulative voting rights. UIL Holdings’ certificate of incorporation does not contain a provision for cumulative voting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL CONCERNING THE ELECTION OF DIRECTORS.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table shows the number of shares of UIL Holdings’ common stock beneficially owned, directly or indirectly, as of March 8, 2005, by (i) each Director of UIL Holdings (which includes all nominees for the Board of Directors listed above), (ii) the Chief Executive Officer of UIL Holdings, (iii) each of the four other most highly compensated persons who served as executive officers of UIL Holdings at the end of 2004, (iv) one additional person who would have been included in group (iii) except for the fact that the individual was not serving as an executive officer of UIL Holdings at the end of 2004 and (v) the total of all of the Directors and executive officers of UIL Holdings serving as of December 31, 2004 as a group.

Name of Individual or Number of Persons in Group	Shares	Stock Options	Stock Units	Total Shares Beneficially Owned Directly or Indirectly *
Thelma R. Albright	288	18,000	15,613	33,901
Marc C. Breslawsky	100	18,000	17,119	35,219
David E. A. Carson	1,355	18,000	23,427	42,762
Arnold L. Chase	235,700	13,500	6,811	256,011
John F. Croweak	1,032	4,500	9,981	15,513
Betsy Henley-Cohn	9,753	4,500	3,727	17,980
John L. Lahey	5,848	13,813	4,836	24,497
F. Patrick McFadden, Jr.	2,827	4,500	8,005	15,332
Daniel J. Miglio	2,400	4,500	6,926	13,826
William F. Murdy	2,500	4,500	6,544	13,544
James A. Thomas	4,294	12,000	3,148	19,442
Nathaniel D. Woodson	49,085	323,270	—	372,355
Louis J. Paglia	3,597	36,667	—	40,264
Susan E. Allen	3,484	11,567	—	15,051
Gregory W. Buckis	261	—	—	261
Charles J. Pepe	3,072	6,000	—	9,072
Richard J. Nicholas	1,602	9,833	—	11,435

Total	327,178	503,150	106,137	936,465

*	The number of shares of common stock beneficially owned by Mr. Chase, as listed in the above stock ownership table, is approximately 1.7% of the 14,638,613 shares of common stock outstanding as of March 8, 2005, adjusted to reflect the additional shares which would be outstanding if Mr. Chase exercised his stock options and right to receive shares of common stock for his stock units. The number of shares of common stock beneficially owned by Mr. Woodson, as listed in the above stock ownership table, is approximately 2.5% of the 14,638,613 shares of common stock outstanding as of March 8, 2005, adjusted to reflect the additional shares which would be outstanding if Mr. Woodson exercised his stock options. The number of shares of common stock beneficially owned by each of the other persons included in the table is less than 1.0% of the outstanding shares of common stock as of March 8, 2005; and the number of shares of common stock beneficially owned by all of the Directors and officers as a group represents approximately 6.1% of the 14,638,613 shares of common stock outstanding as of March 8, 2005, adjusted to reflect the additional shares which would be outstanding if all of the directors and executive officers listed above exercised their stock options and right to receive shares of common stock for their stock units.

The number of shares listed in the above stock ownership table includes those held for the benefit of officers that are participating in the 401(k)/Employee Stock Ownership Plan; shares that may be acquired within sixty (60) days of March 8, 2005 through the exercise of stock options under UIL Holdings’ 1999 Amended and Restated Stock Plan; and stock units that are in stock accounts under both the UIL Holdings’ Deferred Compensation Plan and the Non-Employee Directors Common Stock and Deferred Compensation Plan of UIL Holdings, described below under “Director Compensation.” Stock units in these plans are payable, in an equivalent number of shares of UIL Holdings’ common stock, upon termination of service on the Board of Directors.

The numbers in the above stock ownership table are based in part on reports furnished by the Directors and officers. The shares reported for Mr. Chase do not include shares held by other members of his family or entities owned or controlled by him and them, which are described at “Principal Shareowners” above. Mr. Chase does not admit beneficial ownership of any shares other than those shown in the foregoing table, and he has denied that he has acted, or is acting, as a member of a partnership, limited partnership or syndicate, or group of any kind for the purpose of acquiring, holding or disposing of UIL Holdings’ common stock. With respect to other Directors and officers, the shares reported in the above stock ownership table include, in some instances, shares held by the immediate families of a Director or officer or entities controlled by a Director or officer, the reporting of which is not to be construed as an admission of beneficial ownership. The Board expects that the Chief Executive Officer will own stock with a value approximately equal to three times his annual salary.

Each of the persons included in the above stock ownership table has sole voting and investment power as to the shares of common stock beneficially owned, directly or indirectly, by him or her, except that voting and investment power is held by the other people or entities described below with respect to the number of shares listed opposite their respective names:

Name	Number of Shares	Name of other person or entity holding voting and investment power
David E. A. Carson	208	Spouse
Betsy Henley-Cohn	2,035	Trust
Nathaniel D. Woodson	9,978	Trust
Nathaniel D. Woodson	37,919	General Partnership Trust
Charles J. Pepe	27	Son

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires UIL Holdings’ Directors and executive officers, and persons who own more than ten percent of a registered class of UIL Holdings’ equity securities, to file with the Securities and Exchange Commission (SEC) and The New York Stock Exchange, initial reports of ownership and reports of changes in ownership of UIL Holdings’ common stock and other equity securities of UIL Holdings. Directors, officers and greater-than-ten-percent shareowners are required by SEC regulations to furnish UIL Holdings with copies of all Section 16(a) forms they file.

To UIL Holdings’ knowledge, based solely on review of reports furnished to UIL Holdings and written representations that no other reports were required, during the fiscal year ended December 31, 2004 each of its Directors, officers and greater-than-ten-percent shareowners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following table shows the annual and long-term compensation, for services in all capacities to UIL Holdings and its subsidiaries for the years 2004, 2003 and 2002, of (i) the Chief Executive Officer of UIL Holdings, (ii) each of the four other most highly compensated persons who served as executive officers of UIL Holdings at the end of 2004 and (iii) one additional person who would have been included in group (ii) except for the fact that the individual was not serving as an executive officer of UIL Holdings at December 31, 2004.

Name and Principal Position	Annual Compensation			Long-Term Compensation	All Other Compensation($)
	Year	Salary($)	Bonus($)	Securities Underlying Options/SARs(#)
Nathaniel D. Woodson Chairman of the Board of Directors, President and Chief Executive Officer	2004 2003 2002	$591,900 563,475 538,575	$611,100 — —	79,320 100,000 87,000	$8,596 8,396 6,126

Louis J. Paglia Executive Vice President and Chief Financial Officer (1)	2004 2003 2002	$295,450 262,950 176,761	$222,900 — 23,600	— 25,000 20,000	$8,596 8,396 2,874

Gregory W. Buckis Vice President and Controller	2004 2003	$175,100 85,674	$78,000 15,800	— 5,500	$10,153 9,969

Susan E. Allen Vice President Investor Relations, Corporate Secretary and Assistant Treasurer	2004 2003 2002	$152,850 148,300 140,750	$62,400 18,900 26,964	— 5,000 4,000	$7,266 7,407 5,445

Charles J. Pepe Treasurer and Assistant Secretary	2004 2003 2002	$166,900 158,525 151,500	$67,600 16,200 29,425	— 6,000 4,000	$7,720 7,914 7,636

Richard J. Nicholas Executive Vice President and Chief Financial Officer (1)	2004 2003 2002	$193,775 182,325 152,772	$85,100 45,600 27,300	— 10,000 6,500	$8,596 11,936 7,966

(1)	On March 1, 2005, Richard J. Nicholas became the Executive Vice President and Chief Financial Officer of UIL Holdings, in addition to his role as Vice President Finance and Chief Financial Officer of UI.

None of the persons named in the table received any cash compensation in any of the years shown other than the amounts appearing in the columns captioned “Salary($),” “Bonus($),” and “All Other Compensation($).” None of these persons received, in any of the years shown, any cash-equivalent form of compensation, other than through participation in group life, health and hospitalization plans that are available generally to all salaried employees and the dollar value of which, together with the dollar value of all other non-cash perquisites and other personal benefits received by that person, did not exceed the lesser of $50,000 or 10% of the total salary and bonus compensation received by him or her for the year.

The amounts appearing in the column captioned “Annual Compensation – Bonus($)” in the above table are awards earned pursuant to the annual cash bonus element of the Senior Executive Incentive Compensation or the Executive Incentive Compensation Program described below.

The amounts appearing in the column captioned “Long-Term Compensation – Securities Underlying Options/SARs (#)” represent the number of shares of UIL Holdings’ common stock underlying options granted under the 1999 Amended and Restated Stock Plan. The options are exercisable at the rate of one-third of the options on each of the first three anniversaries of the grant date with the exception of any options granted pursuant to the exercise of reload rights, in which case the options are exercisable on the six-month anniversary of the grant date.

The amounts appearing in the column captioned “All Other Compensation” include (a) cash contributions to the 401(k)/Employee Stock Ownership Plan on behalf of each of the persons named for a (i) company match of pre-tax elective deferral contributions by him or her to the plan from his or her salary and bonus compensation (included in the columns captioned “Salary($)” and “Bonus($)”) and (ii) an additional contribution equal to 25% of the dividends paid on his or her shares in the plan (for fiscal year 2002), (b) pay for unused vacation and (c) the premium value of life insurance paid by UIL Holdings.

The UIL Holdings’ Senior Executive Incentive Compensation Program was established in 2004 for executive officers of UIL Holdings to promote the interests of UIL Holdings, its customers, and its shareholders by (i) helping to attract and retain executives and key managers of high ability, (ii) heightening the motivation of those executives and key managers to attain goals that are in the interests of shareholders and customers, and (iii) encouraging effective management teamwork among the executives and key managers. The program is intended to permit incentive awards to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code, and thereby ensure deductibility.

The UIL Holdings’ Executive Incentive Compensation Program was established in 1985 for the purposes of (i) helping to attract and retain executives and key managers of high ability, (ii) heightening the motivation of those executives and key managers to attain goals that are in the interests of shareowners and customers, and (iii) encouraging effective management teamwork among the executives and key managers. Under this program, cash awards may be made each year to officers and key employees based on their achievement of pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for the preceding year, and upon an assessment of the officers’ performance as a group with respect to strategic opportunities during that year. Eligible UIL Holdings’ officers, performance levels and specific goals are determined each year by the Compensation and Executive Development Committee. Incentive awards are paid following the conclusion of an evaluation by the Compensation and Executive Development Committee after the close of the year. Incentive awards are made based on individual target incentive award amounts, which are prescribed percentages of the individual participants’ salaries, ranging from 15% to 70%, depending on each participant’s payroll salary grade or competitive market conditions. A participant may, by achieving his or her pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for a year, become eligible for an incentive award for this achievement of up to 150% of his or her target incentive award amount for that year.

Employment Agreements

UIL Holdings has entered into an employment agreement with Mr. Woodson, dated November 8, 2004, which continues in effect for a three-year period unless terminated earlier by UIL Holdings on 90 days notice or by Mr. Woodson on 90 days notice. The agreement will be automatically renewed for one additional one-year period unless UIL Holdings provides Mr. Woodson 90 days notice of its decision not to renew the agreement. This agreement provides that the annual base salary rate of Mr. Woodson will be $600,000, subject to upward revision by the UIL Holdings’ Board of Directors at such times as the salary rates for other officers are reviewed by the Directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. Effective April 1, 2005, Mr. Woodson’s annual salary will increase to $650,000. Mr. Woodson is also entitled to participate in UIL Holdings’ annual short-term incentive and long-term incentive programs. In addition, Mr. Woodson is entitled to exercise any or all of the 80,000 phantom stock options that were granted to him on February 20, 1998, and which became fully exercisable on February 23, 2003 (refer to Proposal No. 3 – Proposal to approve amendment to employment agreement of Nathaniel D. Woodson and phantom stock options award thereunder and the second amendment to The United Illuminating Company Phantom Stock Option Agreement dated February 23, 1998, as amended on July 20, 2000). This agreement also provides that when Mr. Woodson’s employment by UIL Holdings terminates, and assuming he has served in accordance with its terms, UIL Holdings will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.0% of his highest three-year average total salary and bonus compensation, multiplied by the number of years (not to exceed 30) of his deemed service as an employee, and (B) is the annual benefit payable to him under the UI pension plan. The agreement also provides that for each of his first five years of actual service, Mr. Woodson will be credited with three years for purposes of calculating the benefit payable to him under the supplemental plan. As of December 31, 2004, Mr. Woodson had 16.8 years of combined service under the supplemental plan and a three-year average compensation level (salary and bonus) of $720,542. If Mr. Woodson had retired on December 31, 2004, his annual benefit at age 65 under the qualified pension plan would be $22,049 payable in a single life annuity. Under the foregoing facts and assumptions, if Mr. Woodson had retired on December 31, 2004, his annual supplemental retirement benefit at age 65 would be $220,533 payable in a single life annuity. If UIL Holdings terminates Mr. Woodson’s employment without cause and he does not retire voluntarily, he will receive four benefits: (i) he will be entitled to receive his supplemental retirement benefit, which will be calculated by assuming that he retires at his normal retirement date and that the benefit is payable in the form of an annuity for his lifetime; (ii) he will receive a lump sum payment in an amount equal to his base salary and bonus earned, but unpaid, prior to his termination, plus he will continue to receive his then-current base salary for a period of three years; (iii) he will continue to participate in the employee benefit plans and programs in which he participated prior to his termination for one year; and (iv) if his termination occurs in connection with a change in control of UIL Holdings, the three-years’ salary continuation benefit will be accelerated into an immediate lump-sum payment, and he will choose either (a) a cash severance payment equal to the product of 1/12 of his base salary rate approved by the Board of Directors of UIL Holdings, plus 1/12 of the short-term annual incentive compensation payment to which Mr. Woodson would be entitled, calculated as if he had been employed by UIL Holdings on the last day of the year of his termination, and as if all goals had been achieved “at target” without pro-ration, multiplied by the number of whole and partial years of deemed service, up to a maximum of 24 years, or (b) an increase of any combination of years of age, or years of service as an employee, totaling six, for purposes of calculating his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans. Under UIL Holdings’ Change in Control Severance Plan, if Mr. Woodson’s employment is terminated without cause within two years following a change in control of UIL Holdings and it provides a greater benefit than that available under his employment agreement, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of three years’ compensation at his then-current salary and bonus rate, an increase of three years of service in the calculation of his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans, and three years of continued participation in the employee benefit plans and programs in which he participated prior to his termination on the same basis as if he were an active employee. In the event that continued participation in any benefit plan or program is barred due to Mr. Woodson’s termination of service, he shall be entitled to benefits substantially similar on an after-tax basis to those that he would have been entitled to receive under such plan or program. In addition, under his employment agreement, Mr. Woodson will be entitled to a full gross-up for any excise tax imposed as a result of any excess parachute payment as determined under Section 280G of the Internal Revenue Code.

UIL Holdings has entered into an employment agreement with Mr. Paglia, dated November 8, 2004, which continues in effect for a two-year period unless terminated earlier by UIL Holdings at any time on 90 days notice or by Mr. Paglia on 90 days notice. The agreement will be automatically renewed for one additional one-year period unless UIL Holdings provides Mr. Paglia 90 days notice of its decision not to renew the agreement. This agreement provides an annual base salary of $305,400, subject to upward revision by the UIL Holdings’ Board of Directors at such times as the salary rates of other officers are reviewed by the Directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. Mr. Paglia is also entitled to participate in UIL Holdings’ annual short-term incentive and long-term incentive programs. This agreement also provides that when Mr. Paglia’s employment by UIL Holdings terminates, and assuming he has served in accordance with its terms, UIL Holdings will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.0% of his highest three-year average total salary and bonus compensation, multiplied by the number of years of his deemed service as an employee, and (B) is the benefit payable to him under the UI pension plan. As of December 31, 2004, Mr. Paglia has 2.7 years of service under the supplemental plan and the qualified plan and a three-year average compensation level (salary and bonus) of $281,648. If Mr. Paglia had voluntarily terminated service on December 31, 2004, his annual benefit under the qualified pension plan would be $0, because he is not yet vested under the qualified plan. Under the foregoing facts and assumptions, if Mr. Paglia had voluntarily terminated on December 31, 2004, his annual supplemental retirement benefit at age 65 would be $15,021 payable in a single life annuity. If UIL Holdings terminates Mr. Paglia’s employment without cause, he will receive three benefits: (i) he will be entitled to receive his supplemental retirement benefit, which will be calculated by assuming that he retires at his normal retirement date and that the benefit is payable in the form of an annuity for his lifetime; (ii) he will receive a lump sum payment in an amount equal to his base salary and bonus earned, but unpaid, prior to his termination, plus two times the sum of (a) his annual base salary immediately prior to the date of his termination and (b) the short-term annual compensation payment to which he would be entitled, calculated as if he had been employed on the last day of the year of his termination, and as if all goals had been achieved “at target,” without pro-ration; and (iii) he will continue to participate in the medical and dental plans in which he participated prior to his termination for two years on the same basis as if he were an active employee. Under UIL Holdings’ Change in Control Severance Plan, if Mr. Paglia’s employment is terminated without cause within two years following a change in control of UIL Holdings and it provides a greater benefit than that available under his employment agreement, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of two years’ compensation at his then-current salary and bonus rate, an increase of two years of service in the calculation of his supplemental retirement benefit and the benefits payable under the UIL Holdings retiree medical benefit plans, and two years of continued participation in the employee benefit plans and programs in which he participated prior to his termination on the same basis as if he were an active employee. In the event that continued participation in any benefit plan or program is barred due to Mr. Paglia’s termination of service, he shall be entitled to benefits substantially similar on an after-tax basis to those that he would have been entitled to receive under such plan or program In addition, under his Employment Agreement, Mr. Paglia will be entitled to a full gross-up for any excise tax imposed as a result of any excess parachute payment as determined under Section 280G of the Internal Revenue Code.

UIL Holdings has entered into an employment agreement with Mr. Buckis, dated November 8, 2004, which continues in effect for a two-year period unless terminated earlier by UIL Holdings at any time on 90 days notice or by Mr. Buckis on 90 days notice. The agreement will be automatically renewed for one additional one-year period unless UIL Holdings provides Mr. Buckis 90 days notice of its decision not to renew the agreement. This agreement provides an annual base salary of $176,800, subject to revision by the UIL Holdings’ Board of Directors at such times as the salary rates of other officers are reviewed by the Directors. Effective April 1, 2005, Mr. Buckis’ annual salary will increase to $185,000. Mr. Buckis is also entitled to participate in UIL Holdings’ annual short-term incentive and long-term incentive programs. If UIL Holdings terminates Mr. Buckis’ employment without cause, he will receive two benefits: (i) he will receive a lump sum payment in an amount equal to his base salary and bonus earned, but unpaid, prior to his termination, plus the sum of (a) his annual base salary immediately prior to the date of his termination and (b) the short-term annual compensation payment to which he would be entitled, calculated as if he had been employed on the last day of the year of his termination, and as if all goals had been achieved “at target,” without pro-ration; and (ii) he will continue to participate in the medical and dental plans in which he participated prior to his termination for one year on the same basis as if he were an active employee. Under UIL Holdings’ Change in Control Severance Plan, if Mr. Buckis’ employment is terminated without cause within two years following a change in control of UIL Holdings and it provides a greater benefit than that available under his employment agreement, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of 1.5 years’ compensation at his then-current salary and bonus rate, an increase of 1.5 years of service in the calculation of the benefits payable under the UIL Holdings retiree medical benefit plan, and 1.5 years of continued participation in the employee benefit plans and programs in which he participated prior to his termination on the same basis as if he were an active employee. In the event that continued participation in any benefit plan or program is barred due to Mr. Buckis’ termination of service, he shall be entitled to benefits substantially similar on an after-tax basis to those that he would have been entitled to receive under such plan or program.

UIL Holdings has entered into an employment agreement with Ms. Allen, dated November 8, 2004, which continues in effect for a two-year period unless terminated earlier by UIL Holdings at any time on 90 days notice or by Ms. Allen on 90 days notice. The agreement will be automatically renewed for one additional one-year period unless UIL Holdings provides Ms. Allen 90 days notice of its decision not to renew the agreement. This agreement provides an annual base salary of $154,000, subject to upward revision by the UIL Holdings’ Board of Directors at such times as the salary rates of other officers are reviewed by the Directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. Effective April 1, 2005, Ms. Allen’s annual salary will increase to $180,000. Ms. Allen is also entitled to participate in UIL Holdings’ annual short-term incentive and long-term incentive programs. If UIL Holdings terminates Ms. Allen’s employment without cause, she will receive two benefits: (i) she will receive a lump sum payment in an amount equal to her base salary and bonus earned, but unpaid, prior to her termination, plus two times the sum of (a) her annual base salary immediately prior to the date of her termination and (b) the short-term annual compensation payment to which she would be entitled, calculated as if she had been employed on the last day of the year of her termination, and as if all goals had been achieved “at target,” without pro-ration; and (ii) she will continue to participate in the medical and dental benefit plans in which she participated prior to her termination for two years on the same basis as if she were actively employed. Under UIL Holdings’ Change in Control Severance Plan, if Ms. Allen’s employment is terminated without cause within two years following a change in control of UIL Holdings and it provides a greater benefit than that available under her employment agreement, she will be entitled to receive, in lieu of her employment agreement termination benefits, a severance payment of 1.5 years’ compensation at her then-current salary and bonus rate, an increase of 1.5 years of service in the calculation of her benefits payable under the UIL Holdings retiree medical benefit plans, and 1.5 years of continued participation in the employee benefit plans and programs in which she participated prior to her termination on the same basis as if she were an active employee. In the event that continued participation in any benefit plan or program is barred due to Ms. Allen’s termination of service, she shall be entitled to benefits substantially similar on an after-tax basis to those that she would have been entitled to receive under such plan or program.

UIL Holdings has entered into an employment agreement with Mr. Pepe, dated November 8, 2004, which continues in effect for a two-year period unless terminated earlier by UIL Holdings on 90 days notice or by Mr. Pepe on 90 days notice. The agreement will be automatically renewed for one additional one-year period unless UIL Holdings provides Mr. Pepe 90 days notice of its decision not to renew the agreement. This agreement provides that the annual base salary rate of Mr. Pepe will be $169,300, subject to upward revision by the UIL Holdings’ Board of Directors at such times as the salary rates for other officers are reviewed by the Directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. Mr. Pepe is also entitled to participate in UIL Holdings’ annual short-term incentive and long-term incentive programs. This agreement also provides that when Mr. Pepe’s employment by UIL Holdings terminates, and assuming he has served in accordance with its terms, UIL Holdings will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is (x)1.9% of his highest three-year average total salary and bonus compensation, multiplied by the number of years (not to exceed 25) of his deemed service as an employee, plus (y) 0.1% of his highest three-year average total salary and bonus compensation, multiplied by the number of years at termination in excess of 25 (not to exceed 5) of his deemed service as an employee and (B) is the annual benefit payable to him under the UI pension plan. As of December 31, 2004, Mr. Pepe had 26.6 years of service under the supplemental retirement plan and the qualified plan and a three-year average compensation level (salary and bonus) of $187,417. If Mr. Pepe had retired on December 31, 2004, his annual benefit at age 65 under the qualified pension plan would be $75,011 payable in a single life annuity. Under the foregoing facts and assumptions, if Mr. Pepe retired on December 31, 2004, his annual supplemental retirement benefit at age 65 would be $14,309 payable in a single life annuity. If UIL Holdings terminates Mr. Pepe’s employment without cause, he will receive three benefits: (i) he will be entitled to receive his supplemental retirement benefit, which will be calculated by assuming that he retires at his normal retirement date and that the benefit is payable in the form of an annuity for his lifetime; (ii) he will receive a lump sum payment in an amount equal to his base salary and bonus earned, but unpaid, prior to his termination, plus either (a) two times the sum of (x) his annual base salary immediately prior to the date of his termination and (y) the short-term annual compensation payment to which he would be entitled, calculated as if he had been employed on the last day of the year of his termination, and as if all goals had been achieved “at target,” without pro-ration, or if it would provide him with a greater benefit (b) the addition of six years of age, service or any combination thereof used in the calculation of his supplemental retirement benefit and retiree medical benefit; and (iii) he will continue to participate in medical and dental plans in which he participated prior to his termination for one year on the same basis as if he were actively employed. Under UIL Holdings’ Change in Control Severance Plan, if Mr. Pepe’s employment is terminated without cause within two years following a change in control of UIL Holdings and it provides a greater benefit than that available under his employment agreement, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of 1.5 years’ compensation at his then-current salary and bonus rate, an increase of 1.5 years of service in the calculation of his supplemental retirement benefit and the benefits payable under the UIL Holdings retiree medical benefit plans, and 1.5 years of continued participation in the employee benefit plans and programs in which he participated prior to his termination on the same basis as if he were an active employee. In the event that continued participation in any benefit plan or program is barred due to Mr. Pepe’s termination of service, he shall be entitled to benefits substantially similar on an after-tax basis to those that he would have been entitled to receive under such plan or program.

UIL Holdings’ direct subsidiary, UI, has entered into an employment agreement with Mr. Nicholas, dated March 22, 2004, which continues in effect for a two-year period unless terminated earlier by UI at any time on 90 days notice or by Mr. Nicholas on 90 days notice. The agreement will be automatically renewed for one additional one-year period unless UI provides Mr. Nicholas 90 days notice of its decision not to renew the agreement. This agreement provides an annual base salary, currently $197,000, subject to revision by the UIL Holdings’ Board of Directors at such times as the salary rates of other officers are reviewed by the Directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. Effective April 1, 2005, Mr. Nicholas’ annual salary will increase to $227,000. Mr. Nicholas is also entitled to participate in UIL Holdings’ annual short-term incentive and long-term incentive programs. If UIL Holdings terminates Mr. Nicholas’ employment without cause, he will receive two benefits: (i) he will receive a lump sum payment in an amount equal to his base salary and bonus earned, but unpaid, prior to his termination, plus two times the sum of (a) his annual base salary immediately prior to the date of his termination and (b) the short-term annual compensation payment to which he would be entitled, calculated as if he had been employed on the last day of the year of his termination, and as if all goals had been achieved “at target,” without pro-ration; and (ii) he will continue to participate in the medical and dental benefit plans in which he participated prior to his termination for two years on the same basis as if he were actively employed. Under UIL Holdings’ Change in Control Severance Plan, if Mr. Nicholas’ employment is terminated without cause within two years following a change in control of UIL Holdings and it provides a greater benefit than that available under his employment agreement, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of 1.5 years’ compensation at his then-current salary and bonus rate, an increase of 1.5 years of service in the calculation of his benefits payable under the UIL Holdings retiree medical benefit plans, and 1.5 years of continued participation in the employee benefit plans and programs in which he participated prior to his termination on the same basis as if he were an active employee. In the event that continued participation in any benefit plan or program is barred due to Mr. Nicholas’ termination of service, he shall be entitled to benefits substantially similar on an after-tax basis to those that he would have been entitled to receive under such plan or program.

A rabbi trust has been established to ensure that the supplemental retirement benefits accruing under the employment agreements with Messrs. Woodson, Paglia and Pepe and other officers will be paid in accordance with the terms of such agreements, and to ensure the performance of payment obligations under each of these employment agreements. The trust also assists UIL Holdings in meeting its obligations under the UIL Holdings’ Change in Control Severance Plan in the event of a change in control of UIL Holdings.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/SARS Granted (#)	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value $ (1)
Nathaniel D. Woodson	22,229	27.4%	$45.415	3/27/2010	$190,280
	6,319	7.8	50.300	3/22/2009	51,753
	9,371	11.6	50.300	3/26/2011	86,026
	24,333	30.0	47.930	5/02/2013	229,704
	3,292	4.1	48.975	5/02/2013	30,780
	13,776	17.0	48.975	3/26/2011	128,806

(1)	Based on valuations calculated using the binomial option methodology using the following weighted average assumptions: expected volatility of 28.39%, a risk-free interest rate of 4.18%, expected dividend yield of 6.70% and expected lives of 6.59 years.

These grants consist of options to purchase shares of UIL Holdings’ common stock granted pursuant to the exercise of reload rights on January 5, 2004, March 4, 2004, July 6, 2004 and September 8, 2004. The options include reload rights and are exercisable on the six-month anniversary of the grant date.

STOCK OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

The following table shows aggregated common stock option exercises during 2004 by (i) the Chief Executive Officer of UIL Holdings, (ii) each of the other four most highly compensated persons who served as executive officers of UIL Holdings at the end of 2004 and (iii) one additional person who would have been included in group (ii) except for the fact that the individual was not serving as an executive officer of UIL Holdings at the end of 2004, including the aggregate value of gains realized on the dates of exercise. In addition, this table shows the number of shares covered by both exercisable and unexercisable options held by such individuals as of December 31, 2004. The amounts listed in the column captioned “Value of Unexercised In-the-Money Options/SARs at FY-End($)” in the table below represent the fair market value of the shares of common stock underlying the options listed as of December 31, 2004 ($51.30 per share) minus the exercise price of such options.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#/)		Value of Unexercised In-the-Money Options/SARs at FY-End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Nathaniel D. Woodson	89,298	$700,437	260,937	95,666	$890,574	$1,011,657
Louis J. Paglia	—	—	21,667	23,333	126,468	252,907
Susan E. Allen	—	—	8,567	4,666	51,897	50,578
Gregory W. Buckis	1,834	19,322	—	3,666	—	47,016
Charles J. Pepe	5,066	52,537	2,667	5,333	—	60,700
Richard J. Nicholas	6,000	38,418	4,333	8,833	—	101,157

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts for Non-Stock Price –Based Plans
Name			Threshold (#)	Target (#)	Maximum (#)
Nathaniel D. Woodson	15,140	(1)	7,570	15,140	24,981
	30,275	(1)	N/A	N/A	N/A
Louis J. Paglia	3,235	(1)	1,618	3,235	5,337
	9,705	(1)	N/A	N/A	N/A
Susan E. Allen	1,100	(1)	385	1,100	1,815
Gregory W. Buckis	1,700	(1)	595	1,700	2,805
Charles J. Pepe	1,600	(1)	560	1,600	2,640
Richard J. Nicholas	1,900	(1)	950	1,900	2,850

(1)	Three-year performance period ends on December 31, 2006.

N/A – Not applicable as award was made under a stock price-based performance measure.

UIL Holdings made performance share grants to each of the above named executives in 2004 under the UIL Holdings Long-Term Incentive Program, or in the case of Messrs. Woodson and Paglia, the UIL Holdings Corporation CEO/CFO Long-Term Incentive Program. In general, the performance shares granted under this program will vest as of December 31, 2006 unless they sooner vest upon a change in control in accordance with the terms of the program. Those shares that vest under these performance agreements will be paid in UIL Holdings’ common stock issued from the UIL Holdings Corporation 1999 Amended & Restated Stock Plan to the extent possible within the limits of such plan. Any portion of performance shares that cannot be paid in stock due to applicable plan limits will be paid in cash. With the exception of Mr. Nicholas, vesting is based upon the achievement by two of UIL Holdings’ business units, UI and Xcelecom, Inc. (Xcelecom), of certain performance goals established with respect to their long-term incentive programs, with payment being based on the composite results of such programs weighted 70% and 30%, respectively. Under Mr. Nicholas’ existing performance share agreement, vesting is based upon the achievement of certain performance goals established with respect to the UI long-term incentive program. Final payout, if any, under the UI long-term incentive program is determined based on the average annual return on equity (ROE) achieved during the performance period compared against the target annual ROE percentage established, with 50%, 100% or 150% of the target amount of performance shares granted vesting if the “threshold”, “target” or “maximum” level of performance is achieved, respectively, with interpolation if performance falls between the pre-defined levels. Final payout, if any, under the Xcelecom long-term incentive program is determined based on the percentile ranking achieved by Xcelecom, with respect to two equally weighted performance measures, namely, Pre-tax Income as a Percent of Sales and Free Cash flow as a Percent of Sales, as compared against an established group of comparable companies for the performance period. For Messrs. Woodson and Paglia, final payout, if any, under the Xcelecom long-term incentive program will be 50%, 100% or 200% of the target amount of performance shares granted if the “threshold,” “target” or “maximum” level of performance is achieved, respectively, with interpolation if performance falls between the pre-defined levels. For Messrs. Buckis and Pepe and Ms. Allen, final payout, if any, under the Xcelecom long-term incentive program will be 0%, 100% or 200% of the target amount of performance shares granted if the “threshold,” “target” or “maximum” level of performance is achieved, respectively, with interpolation if performance falls between the pre-defined levels.

In addition to the agreements mentioned above, UIL Holdings made performance share grants to Messrs. Woodson and Paglia payable based on the achievement of total shareholder return (TSR) performance goals. Final payout, if any, under these agreements is determined based on the relative TSR percentile achieved by UIL Holdings as compared against an established group of comparable companies selected by the Compensation and Executive Development Committee of the UIL Holdings’ Board of Directors for the period from April 1, 2004 through December 31, 2006. For Messrs. Woodson and Paglia, the target number of shares payable is 30,275 shares and 9,705 shares, respectively, with the maximum allowable payout being 200% of the target.

RETIREMENT PLANS

The following table shows the estimated annual benefits payable as a single life annuity under UI’s qualified defined benefit pension plan on retirement at age 65 to persons in the earnings classifications and with the years of service shown. Retirement benefits under the plan are determined by a fixed formula, based on years of service and the person’s average annual earnings during the three years during which the person’s earnings were the highest, applied uniformly to all persons.

Average Annual Earnings During the Highest 3 Years of Service	Estimated Annual Benefits Payable at Age 65
	20 Years	25 Years	30 Years	35 Years	40 Years
$100,000	$32,000	$40,000	$48,000	$48,000	$48,000
150,000	48,000	60,000	72,000	72,000	72,000
200,000	64,000	80,000	96,000	96,000	96,000
250,000	65,600	82,000	98,400	98,400	98,400
300,000	65,600	82,000	98,400	98,400	98,400
350,000	65,600	82,000	98,400	98,400	98,400
400,000	65,600	82,000	98,400	98,400	98,400
450,000	65,600	82,000	98,400	98,400	98,400
500,000	65,600	82,000	98,400	98,400	98,400

Earnings amounts listed in the column captioned “Average Annual Earnings During the Highest 3 Years of Service” include annual salary and cash bonus awards paid under the Executive Incentive Compensation Program (see “Executive Compensation” above). The annual estimated benefit amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $205,000 for 2004. This limit was used in the preparation of the table. The Board of Directors has funded a supplemental executive retirement plan trust that permits the Directors to pay supplemental retirement benefits to Messrs. Woodson, Paglia and Pepe and other officers individually selected by the Directors in amounts sufficient to prevent these Internal Revenue Code limitations from adversely affecting their retirement benefits determined by the pension plan’s fixed formula.

As of their last employment anniversary dates, Messrs. Woodson, Paglia, Pepe, Buckis, Nicholas and Ms. Allen had 7, 2, 26, 1, 3 and 21 years of service, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Under the terms of the Supplemental Executive Retirement Plan (SERP) and the terms of the employment agreements of three of the named executive officers (Messrs. Woodson, Paglia and Pepe), the executive officer may be entitled to a supplemental retirement benefit equal to the excess, if any, of (A) over (B), where (A) is a percentage stated in the executive’s employment agreement of the executive’s highest three-year average total salary and bonus compensation times the number of years of his deemed service as an employee (subject in some cases to a cap), and (B) is the annual benefit payable to him under the UI pension plan.

For quantification of the SERP benefits to which Messrs. Woodson, Paglia and Pepe are entitled, see EXECUTIVE COMPENSATION – Employment Agreements, above.

BOARD OF DIRECTORS

COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

All of the members of the Compensation and Executive Development Committee of the Board of Directors (Committee) are independent Directors as required by The New York Stock Exchange and Securities and Exchange Commission.

The Committee is responsible for reviewing and approving all aspects of compensation (base salaries, annual performance awards, long-term incentives and other benefits) for the Chief Executive Officer (CEO), for other executives named above in the section titled “Executive Compensation” (collectively, “Named Executive Officers”) and for the business unit heads. The Committee determines the compensation of the CEO, other Named Executive Officers and business unit heads based on its evaluation of the individual’s performance in light of goals and objectives it has established. The Committee recommends to the Board of Directors all of the elements of the compensation of other officers, including the design and adoption of incentive compensation programs, the identity of program participants, salary grades and structure, and annual salaries. The Committee establishes the performance goals applicable to the annual incentive compensation plan, administers the plan and certifies that performance goals and any other material terms were in fact satisfied before authorizing payment of any awards. With respect to the long-term incentive plan, the Committee administers the plan and makes grants and awards under the plan; to the extent that the awards under such plan are performance-based, the Committee also establishes the performance goals applicable to such awards, and certifies that the performance goals and any other material terms were in fact satisfied before authorizing payment of any awards.

During 2004, the Committee retained an outside compensation consulting firm to assist and advise regarding all policies and plans pertaining to compensation of the CEO and other officers and key employees of UIL Holdings and its subsidiaries. The Committee held 11 meetings in 2004, met in executive session 7 times, and utilized the expertise of its outside consultant multiple times.

The compensation of UIL Holdings’ officers for the year 2004, as described above at “Executive Compensation,” was paid and awarded to the named individuals, other than Messrs. Paglia, Buckis and Nicholas, as officers of both UIL Holdings and its direct subsidiary, The United Illuminating Company (UI). Compensation was paid and awarded to Mr. Paglia and Mr. Buckis as officers of UIL Holdings. Compensation was paid and awarded to Mr. Nicholas as an officer of UI.

Executive compensation for 2004 consisted of three components: annual salaries, bonuses under an annual incentive compensation program, and long-term incentive program awards. The overall objective of UIL Holdings’ executive compensation program is to attract and retain qualified executives in order to produce strong financial performance for the benefit of shareowners, while providing a high level of service and value for our customers. The Committee’s decisions in 2004 were based on its assessment of operating results, management of strategic issues and leadership development in relation to pre-established objectives, as well as the nature and level of compensation relative to other energy service and general industry companies of comparable size.

The base salary range for each officer is based on a weighted blend of median salary levels for comparably-sized companies and is weighted 70% utility and 30% general industry. Within the applicable range, each individual officer’s salary was set at a level reflecting time in position, performance and potential future contributions to the business.

As described in detail above at “Executive Compensation,” the annual incentive compensation program and the long-term incentive program are performance-based, and intended to reward performance within different time-frames. Under the Senior Executive Incentive Compensation Program (SEICP), which was established and approved by shareowners in 2004, annual cash awards may be made each year to Named Executive Officers based on their achievement of performance levels formulated by the Committee with respect to (1) specific financial goals, (2) specific corporate or business unit goals, (3) assessment of the officers’ performance as a group with respect to strategic opportunities during that year, and (4) assessment of the officers’ individual performance leadership competencies. In addition, the UIL Holdings’ SEICP provides a performance-based long-term incentive compensation equity component for Named Executive Officers of UIL Holdings to promote the interests of UIL Holdings, its customers, and its shareowners. This program, along with the UIL Holdings 1999 Amended and

Restated Stock Plan, rewards officers and key employees for contributing to the success of UIL Holdings over the longer term.

Cash awards may be made each year to all other executives under the Executive Incentive Compensation Program (EICP). Awards under the EICP are based on their achievement of performance levels formulated by the Committee which are similar to those described above for the SEICP.

Bonus opportunities of Named Executive Officers were set by the Committee so that the combination of each officer’s salary and incentive award, assuming that pre-established performance goals were met, would approximate the 50th percentile of the weighted blend of 70% median utility and 30% median general industry salary and target annual award opportunity levels for comparably-sized companies. Goals were established to focus the officers’ attention on corporate financial performance, strategic opportunities and leadership competencies. For the CEO and Chief Financial Officer, financial objectives relating to earnings per share and cash flow represented 60% of the bonus opportunity. Strategic and leadership objectives comprised the remaining 40%. For the other Named Executive Officers, the percentages were reversed: 40% financial and 60% strategic and leadership.

Actual results for 2004 significantly exceeded the pre-established goals reflecting strong performance by the executive officers: 139% of target was achieved with respect to the recurring earnings per share from operations and 146% of target was achieved with respect to recurring operating cash flow. The Committee assessed performance by the various executive officers for the strategic opportunities and leadership competency components of 150% and 100-150%, respectively.

Under the 1999 Amended and Restated Stock Plan and the long-term component of the SEICP, the Named Executive Officers and other executives were awarded a total of 93,852 performance shares determined assuming target levels are met, with the potential of 150%-200% of that number of shares to be awarded if ‘maximum’ levels are met. The CEO’s award was based on a three-year target potential with 50% of the potential granted in 2004 as a one-time performance share grant with payout based on three-year relative total shareholder return (TSR). Of the remaining 50% of the three-year target potential, half was granted in 2004 based on a 70/30 weighted blend of UI and Xcelecom program goals. Of the remaining half, 33% will be awarded in 2005 and 17% will be awarded in 2006. The Executive Vice President and Chief Financial Officer’s award was also based on the three-year target potential with 50% of the potential granted in 2004 as a one-time performance share grant with payout based on three-year relative TSR. Of the remaining 50% of the three-year target potential, one-third was granted in 2004 based on a 70/30 weighted blend of UI and Xcelecom program goals and the remaining two-thirds were to be awarded equally in 2005 and 2006. However, since the Executive Vice President and Chief Financial Officer is expected to terminate employment with UIL Holdings in 2005, no additional grants will be made to that executive. For all other executives in the SEICP, the number of performance shares granted to each executive was based on one-year median long-term award levels for comparably-sized companies and were based on a 70/30 weighted blend of UI and Xcelecom program goals.

The plans under which Named Executive Officer performance awards and long-term incentive grants are made are shareowner approved and designed to comply with the requirements for federal tax laws on deductibility under Section 162(m) of the Code. The Committee considers federal tax implications prior to making executive compensation decisions and generally prefers to preserve deductibility when possible. However, the Committee is not precluded from making payments or awards where appropriate to retain and provide competitive incentives to a Named Executive Officer, whether or not the compensation is deductible.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 2004

In March of 2004, the Committee approved a 2004 annual salary of $600,000 for Mr. Woodson, as Chairman of the Board of Directors, President and Chief Executive Officer. This annual salary was at the median of comparable salary data for the weighted blend of data from energy services and general industry companies of comparable size. It was the Committee’s judgment that the salary was appropriate for an executive with the skills and abilities needed to successfully lead UIL Holdings in a tumultuous general business environment and deregulated utility industry. Mr. Woodson’s cash bonus performance target for 2004 under the Senior Executive Incentive Compensation Program was set, in part, based on a target level of recurring earnings per share from operations, and recurring cash from operations available for capitalization reduction or investment. At the conclusion of 2004, the Committee approved a 2004 bonus award of $611,100 to Mr. Woodson, representing 146% of his targeted performance opportunity.

COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

Dated March 28, 2005

Thelma R. Albright
David E. A. Carson
John F. Croweak
John L. Lahey
F. Patrick McFadden, Jr.
Daniel J. Miglio (Chair)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No Director of UIL Holdings who served as a member of the Compensation and Executive Development Committee during 2004 was, during 2004 or at any time prior thereto, an officer or employee of UIL Holdings or any of its subsidiaries. During 2004, no Director of UIL Holdings was an executive officer of any other entity on whose Board of Directors an executive officer of UIL Holdings served.

Under a lease agreement dated May 7, 1991, one of UIL Holdings’ direct subsidiaries, The United Illuminating Company (UI), leased its corporate headquarters offices in New Haven from 157 Church Street, LLC, which is controlled by Arnold L. Chase, a Director and shareowner of UIL Holdings (for further details see the Principal Shareowners disclosure above), and members of his immediate family. During 2004, UI’s lease payments to 157 Church Street, LLC totaled $9.4 million.

A subsidiary of UIL Holdings Corporation, United Capital Investments, Inc. (UCI), invested a total of $3.9 million in 2000 and 2001 to purchase a minority ownership interest in Gemini Networks, Inc. (Gemini). Gemini proposes to develop, build, and operate an open-access, hybrid fiber coaxial communications network serving business and residential customers in the Northeastern United States. Gemini is a corporation controlled by the David T. Chase family, and Arnold L. Chase is the President and a Director of Gemini. In June 2002, UCI wrote down its investment in Gemini to one dollar, because the telecommunications sector had suffered substantial losses in value, and because UCI concluded that Gemini was unlikely to continue its network development in the absence of additional financing. In December 2003, Gemini completed a restructuring transaction in connection with which the Chase family came to own 100% of the equity of Gemini. In connection with that transaction, UCI received a cash payment in May 2004 of approximately $17,500 in exchange for its ownership interest in Gemini.

DIRECTOR COMPENSATION

Directors who are employees of UIL Holdings or its subsidiaries receive no compensation for their service as Directors.

The remuneration of non-employee Directors includes an annual retainer fee of $21,000, payable $9,000 for service during the first quarter of the year and $4,000 each for service during the second, third and fourth quarters of the year (the $9,000 retainer fee payable for service during the first quarter of the year is payable in shares of UIL Holdings’ common stock or by credit to a stock account under the Non-Employee Directors’ Common Stock and

Deferred Compensation Plan described below), plus a fee of $1,000 for each meeting of the Board of Directors or Committee of the Board of Directors attended. The Lead Director and Committee chairpersons (other than the chairs of the Audit Committee and the Compensation and Executive Development Committee) receive an additional fee of $750 per quarter each year. The additional fees of the chairs of the Audit Committee and the Compensation and Executive Development Committee are $2,250 per quarter and $1,500 per quarter, respectively. Non-employee Directors are also provided travel/accident insurance coverage in the amount of $200,000. Under the 1999 Amended and Restated Stock Plan, each non-employee Director was granted 1,200 shares of restricted stock on March 22, 2004. Each Director may decide to defer receipt of these shares, in which case such Director receives a credit to his or her stock account in the UIL Holdings Deferred Compensation Plan. If the Director does not defer receipt of the restricted shares, they vest on the third anniversary of the grant.

The Non-Employee Directors’ Common Stock and Deferred Compensation Plan has two features: a mandatory common stock feature; and an optional deferred compensation feature. Each non-employee Director has two accounts in the plan: a stock account for the accumulation of units that are equivalent to shares of common stock, and on which amounts equal to cash dividends on the shares of UIL Holdings’ common stock represented by stock units in the account accrue as additional stock units; and a cash account for accumulation of the Director’s fees payable in cash that the Director elects to defer, and on which interest accrues at the prime rate in effect at the beginning of each month at Citibank, N.A.

Under the common stock feature of the plan, a credit of stock units to each non-employee Director’s stock account in the plan is made on or about the first day of March in each year, unless the Director elects to receive shares of common stock in lieu of having an equivalent number of stock units credited to his or her stock account. Each annual stock account credit consists of a number of whole and fractional stock units equal to the sum of 200 plus the quotient resulting from dividing the retainer fee for the first quarter of the year by the market value of UIL Holdings’ common stock on the date of the credit.

Under the deferred compensation feature of the plan, a non-employee Director may elect to defer receipt of all or part of (i) his or her retainer fee for service during the second, third and fourth quarters of each year, (ii) his or her committee chairperson fees, and/or (iii) his or her meeting fees, that are payable in cash. All amounts deferred are credited when payable, at the Director’s election, to either the Director’s cash account or to the Director’s stock account (in a number of whole and fractional stock units based on the market value of UIL Holdings’ common stock on the date the fee is payable) in the plan.

All amounts credited to a non-employee Director’s cash account or stock account in the plan are at all times fully vested and nonforfeitable, and are payable only upon termination of the Director’s service on the Board of Directors. At that time, the cash account is payable in cash and the stock account is payable in an equivalent number of shares of UIL Holdings’ common stock.

SHAREOWNER RETURN PRESENTATION

The line graph appearing below compares the yearly change in UIL Holdings’ cumulative total shareowner return on its common stock with the cumulative total return on the S&P Composite-500 Stock Index, the S&P Public Utility Index and the S&P Electric Power Companies Index for the period of five fiscal years commencing 2000 and ending 2004.

	1999	2000	2001	2002	2003	2004
UIL	$100	$102	$111	$82	$113	$136
S&P 500	100	90	78	60	76	82
S&P Pub. Uty.	100	152	102	69	83	99
S&P El. Co.	100	147	118	96	114	139

*	Assumes that the value of the investment in UIL Holdings’ common stock and each index was $100 on December 31, 1999 and that all dividends were reinvested. For purposes of this graph, the yearly change in cumulative shareowner return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the year, assuming dividend reinvestment, and (B) the difference in the fair market value at the end and the beginning of the year, by (ii) the fair market value at the beginning of the year. The changes displayed are not necessarily indicative of future returns measured by this or any other method.

BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (Committee) is responsible for providing independent, objective oversight of UIL Holdings’ accounting functions and internal controls. The Committee is comprised of six independent Directors, and acts under a written charter adopted by the Board of Directors. On January 24, 2005, the Board of Directors revised its Audit Committee Charter. The Audit Committee Charter meets the current requirements of the Securities and Exchange Commission and New York Stock Exchange and is posted on the Corporation’s website, www.uil.com.

UIL Holdings’ management, including its internal audit staff, is responsible for UIL Holdings’ internal financial controls and the financial reporting process. UIL Holdings’ independent registered public accountants are responsible for performing an independent audit of UIL Holdings’ consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

The Committee’s meetings are structured and conducted to facilitate and encourage open communications between the Committee and UIL Holdings’ internal audit staff, between the Committee and UIL Holdings’ independent registered public accountants, PricewaterhouseCoopers LLP, and between the Committee and UIL Holdings’ executive management. During these meetings, the Committee has reviewed and discussed with management and PricewaterhouseCoopers the quarterly financial statements included in quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during the year ended December 31, 2004 and audited financial statements for the year ended December 31, 2004. Discussions with PricewaterhouseCoopers have also included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). PricewaterhouseCoopers has also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with PricewaterhouseCoopers that firm’s independence.

Based on its reviews and discussions with UIL Holdings’ management, including its internal audit staff, and with PricewaterhouseCoopers, the Committee recommended to the Board of Directors that UIL Holdings’ audited financial statements for the year ended December 31, 2004 be approved and included in UIL Holdings’ Annual Report on Form 10-K filed with the Securities and Exchange Commission.

For the years ended December 31, 2004 and December 31, 2003, PricewaterhouseCoopers billed UIL Holdings the following fees for services rendered:

	2004	2003
Audit Fees (1)	$1,225,045	$569,000

Audit-Related Services Fees	2,500	71,560

Tax Fees	116,200	149,887

All Other Fees	0	0

Total Fees Billed	$1,343,745	$790,447

(1)	For the audit of UIL Holdings’ annual financial statements for the year ended December 31, 2004 and 2003, for review of the quarterly financial statements included in UIL Holdings’ Quarterly Reports on Form 10-Q, and for comfort or consent letters in connection with financing transactions. It also includes work performed in 2004 to attest and report on the Sarbanes-Oxley Act of 2002, Section 404, in accordance with the Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”

Included in the category “Audit-Related Services Fees” were fees billed for employee benefit plan audits, internal control reviews, and due diligence investigations performed in connection with acquisition or disposal of other businesses. Included in the “Tax Fees” category were fees billed for personal property tax filings and other tax compliance work. After review and discussion, the Committee has concluded that PricewaterhouseCoopers’ provision of non-audit services to UIL Holdings is compatible with maintaining PricewaterhouseCoopers’ auditor independence. The Committee has adopted a policy requiring pre-approval by the Committee before PricewaterhouseCoopers is engaged for any non-audit services and all of the fees noted in the chart above were approved by the Committee.

AUDIT COMMITTEE

David E. A. Carson (Chair)

John F. Croweak

Betsy Henley-Cohn

Daniel J. Miglio

William F. Murdy

James A. Thomas

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors, at a meeting held on February 11, 2005, voted to employ the firm of PricewaterhouseCoopers LLP to perform an audit of the books and affairs of UIL Holdings for the fiscal year 2005. One or more representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by shareowners.

Shareowner ratification of the selection of PricewaterhouseCoopers LLP as UIL Holdings’ independent auditors is not required by UIL Holdings’ bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the selection, the Audit Committee will reconsider the selection of that firm. The Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such a change would be in the best interests of UIL Holdings and its shareowners.

Vote Required for Approval

Under Connecticut law and UIL Holdings’ bylaws, assuming that a quorum is present at the meeting, the proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as UIL Holdings’ independent public accountants will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL CONCERNING THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PROPOSAL NO. 3 – APPROVAL OF AMENDMENT TO EMPLOYMENT AGREEMENT OF NATHANIEL D. WOODSON AND PHANTOM STOCK OPTIONS AWARD THEREUNDER AND THE SECOND AMENDMENT TO THE UNITED ILLUMINATING COMPANY PHANTOM STOCK OPTION AGREEMENT

The third matter to be considered at the shareowners’ meeting will be the approval of the proposed amendments to the employment agreement of Nathanial D. Woodson and the United Illuminating Company Phantom Stock Option Agreement between Mr. Woodson and UI.

UIL Holdings has entered into a restated employment agreement dated November 8, 2004 with Nathaniel D. Woodson, its President, Chairman of the Board of Directors, and Chief Executive Officer. Under Section 4(b) of the employment agreement, as one aspect of compensation for his employment with UIL Holdings, Mr. Woodson is entitled to exercise any or all of the 80,000 phantom stock options that were granted to him on February 20, 1998, and which became fully exercisable on February 23, 2003, until the earlier of (i) the first anniversary of Mr. Woodson’s Date of Termination, or (ii) February 23, 2008. The employment agreement defines Date of Termination as (a) Mr. Woodson’s date of death, in the event of his death, or the date of his termination due to disability, in the case of disability, or (b) the date specified in the notice of termination, in the case of Mr. Woodson’s or UIL Holdings’ termination of his employment. The agreement further provides that the exercise price for the phantom stock options is equal to the average of the high and low per share sales prices of the common stock of UI on The New York Stock Exchange on February 20, 1998, which UI has calculated to be $45.1563 per share.

Mr. Woodson’s phantom stock options are fully vested. Section 4(b) of Mr. Woodson’s employment agreement does not make any reference to the Phantom Stock Option Agreement described below.

UI has also entered into The United Illuminating Company Phantom Stock Option Agreement with Mr. Woodson, dated February 23, 1998, as amended as of July 20, 2000 (the “Phantom Stock Option Agreement”). This agreement sets forth the terms and conditions governing Mr. Woodson’s phantom stock options. Section 3 of the Phantom Stock Option Agreement provides that upon Mr. Woodson’s exercise of one or more of his phantom stock options, UIL Holdings must pay him a cash amount equal to the excess of the fair market value of the common stock of UIL Holdings on that date over the exercise price, multiplied by the number of phantom stock options exercised. For this purpose, “fair market value” is the average of the high and low sale prices of shares of the common stock of UIL Holdings on The New York Stock Exchange on the exercise date.

On March 23, 2005, the closing price for shares of common stock of UIL Holdings was $49.24 per share, the high sales price was $49.90 per share, and the low sales price was $49.23 per share.

UIL Holdings proposes to amend Section 4(b) of Mr. Woodson’s employment agreement and Section 3 of the Phantom Stock Option Agreement to provide that the phantom stock options will be settled only in actual shares of common stock of UIL Holdings rather than cash. Currently, UIL Holdings is required to apply variable accounting to the phantom stock options as a result of the fact they are to be settled in cash. This accounting treatment requires UIL Holdings to “mark-to-market” each quarter the phantom stock options, and thus bear the volatility arising in connection therewith. If the phantom stock options are to be settled in actual shares, this accounting treatment will no longer be required.

The amendment to Section 4(b) of the employment agreement provides that upon exercise of the phantom stock options, Mr. Woodson will receive shares of UIL Holdings’ common stock equal to the difference between the fair market value of such stock on the date of exercise, and the option exercise price net of any applicable withholding taxes. The amended provision further provides that such phantom stock options may be settled only in shares of UIL Holdings’ stock. The amendment refers to the Phantom Stock Option Agreement for the definition of “fair market value” and provides that to the extent that UIL Holdings discharges its obligation pursuant to the terms of the Phantom Stock Option Agreement, UIL Holdings’ obligation with respect to phantom stock options under the employment agreement is extinguished.

The amendment to Section 3 of the Phantom Stock Option Agreement provides for payment in shares of UIL Holdings’ common stock, in an amount equal to the excess of the fair market value of the common stock of UIL Holdings on that date over the exercise price, multiplied by the number of options exercised.

[There were no tax consequences to Mr. Woodson or UI upon issuance of the phantom stock options. Upon exercise of the options under the amended agreements, Mr. Woodson will recognize ordinary income based on the difference between the exercise price and the closing price on the date of exercise and UIL Holdings will recognize a corresponding compensation deduction.]

NEW PLAN BENEFITS

Amendments to Employment Agreement of Nathanial D. Woodson and

The United Illuminating Company Phantom Stock Option Agreement

Name and Position	Dollar Value ($)	Number of Units
Nathanial D. Woodson, President & CEO	N/A	80,000 phantom stock options (exercisable for shares of common stock of UIL Holdings)

The phantom stock options provided for in Mr. Woodson’s employment agreement and the Phantom Stock Option Agreement are applicable only to Mr. Woodson. No plan benefits accrue to any other person as a result of the amendments described here, and no other Director or executive officer of UIL Holdings has a substantial interest in the amendments proposed herein.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to UIL Holdings’ equity compensation plans as of December 31, 2004:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	786,282	(1)	$47.32	(2)	301,669	(3)

Equity Compensation Plans Not Approved by Security Holders	None		—		—

Total	786,282	(1)	$47.32	(2)	301,669	(3)

(1)	Includes 669,653 shares to be issued upon exercise of outstanding options, 90,229 performance shares to be issued upon satisfaction of applicable performance and service requirements, and 26,400 shares of restricted stock subject to applicable service requirements.

(2)	Weighted average exercise price is applicable to outstanding options only.

(3)	Includes 30,364 shares authorized for issuance under the UIL Holdings Deferred Compensation Plan, which is a non-qualified benefit plan.

Vote Required for Approval

Under Connecticut law and UIL Holdings’ bylaws, assuming that a quorum is present at the meeting, the proposal to approve the amendment to the employment agreement of Nathaniel D. Woodson and The United Illuminating Company Phantom Stock Option Agreement dated February 23, 1998, as amended on July 20, 2000, will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

THE BOARD OF DIRECTORS, OTHER THAN MR. WOODSON, RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE EMPLOYMENT AGREEMENT OF NATHANIEL D. WOODSON AND THE UNITED ILLUMINATING COMPANY PHANTOM STOCK OPTION AGREEMENT DATED FEBRUARY 23, 1998, AS AMENDED ON JULY 20, 2000.

DATE FOR SUBMISSION OF PROPOSALS BY SECURITY HOLDERS

Shareowners who intend to present proposals for action at the 2006 Annual Meeting of the Shareowners are advised that such proposals must be received at the principal executive offices of UIL Holdings by December 8, 2005 in order to be included in the proxy statement and form of proxy for that meeting.

UIL Holdings has filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission. UIL Holdings will provide you with a copy of its Annual Report on Form 10-K, including the financial statements included in the annual report, without charge, if you request it in writing. Please direct your written requests to Susan E. Allen, Vice President Investor Relations and Corporate Secretary, UIL Holdings Corporation, 157 Church Street, P.O. Box 1564, New Haven, Connecticut 06506. Copies of the Annual Report on Form 10-K that are sent to you will not include exhibits unless you specifically request exhibits and agree to pay a fee to defray the copying and postage costs (10 cents per page, plus postage).

By Order of the Board of Directors,

April 7, 2005
SUSAN E. ALLEN
Vice President Investor Relations
and Corporate Secretary

APPENDIX A

AMENDMENT TO EMPLOYMENT AGREEMENT OF

NATHANIEL D. WOODSON AND PHANTOM STOCK OPTIONS AWARD

THEREUNDER AND THE SECOND AMENDMENT TO THE PHANTOM

STOCK OPTION AGREEMENT BETWEEN THE

UNITED ILLUMINATING COMPANY AND NATHANIEL D. WOODSON

FIRST AMENDMENT TO

RESTATED EMPLOYMENT AGREEMENT

BETWEEN UIL HOLDINGS CORPORATION

AND

NATHANIEL D. WOODSON

WHEREAS, UIL Holdings Corporation (“the Company”) and Nathaniel D. Woodson (“ Executive”) desire to amend the restated employment agreement between the Company and Mr. Woodson dated as of November 8, 2004 (the “Employment Agreement”), subject to shareholder approval, to provide that the phantom stock options provided for in said Agreement will be settled only in actual shares of stock of UIL Holdings Corporation rather than cash in order (i) to avoid variable accounting and (ii) the possibility that such options will be treated as deferred compensation subject to Section 409A of the Internal Revenue Code;

NOW THEREFORE, the Employment Agreement is amended as follows:

1. Effective as of January 1, 2005, subject to approval of the shareholders of UIL Holdings Corporation, the second paragraph of Section 4(b) of the Employment Agreement is revised to read as follows:

In addition, until the earlier of (A) the first anniversary of the Executive’s Date of Termination, or (B) February 23, 2008, the Executive shall be entitled to exercise any or all of the 80,000 phantom stock options that were granted on February 20, 1998, and which became fully exercisable on February 23, 2003, to the extent that they are still unexercised, all at an exercise price equal to the average of the high and low per share sales prices of the common stock of The United Illuminating Company on the New York Stock Exchange on February 20, 1998. Upon the exercise of said phantom stock options, the Executive shall receive shares of UIL Holdings Corporation common stock (“UIL stock”) equal to the difference between the fair market value of such stock on the date of exercise, and the option exercise price net of any applicable withholding taxes. Such phantom stock options may be settled only in shares of UIL stock. For purposes of this paragraph, ‘fair market value’ shall have the meaning accorded the term under the Phantom Stock Option Agreement entered into between The United Illuminating Company (“UI”) and the Executive dated as of February 23, 1998 as amended (the “Phantom Option Agreement”). To the extent that UI discharges this obligation pursuant to the terms of the Phantom Option Agreement, then UIL Holdings Corporation’s obligation under this paragraph shall be extinguished.

1

UIL HOLDINGS CORPORATION
Attest:

By:
Susan E. Allen, Vice President Investor Relations, Corporate Secretary & Assistant Treasurer	Daniel J. Miglio, Chairman Compensation and Executive Development Committee

Nathaniel D. Woodson

2

SECOND AMENDMENT TO

PHANTOM STOCK OPTION AGREEMENT

BETWEEN THE UNITED ILLUMINATING COMPANY

AND

NATHANIEL D. WOODSON

WHEREAS, The United Illuminating Company (“the Company”) and Nathaniel D. Woodson(“ Executive”) desire to amend The United Illuminating Company Phantom Stock Option Agreement dated February 23, 1998, as previously amended by a First Amendment thereto dated as of July 20, 2000 (the “Phantom Option Agreement”), subject to shareholder approval, to provide that the phantom stock options provided for in said Agreement will be settled only in actual shares of stock of UIL Holdings Corporation rather than cash, in order (i) to avoid variable accounting and (ii) the possibility that such options will be treated as deferred compensation subject to Section 409A of the Internal Revenue Code;

NOW THEREFORE, the Agreement is amended as follows:

1. Effective as of January 1, 2005, subject to approval of the shareholders of UIL Holdings Corporation, Section 3 of the Agreement is revised to read as follows:

3. Payment Upon Exercise. On each date that the Executive or his personal representative exercises one or more Options, the Company shall be obligated to pay the Executive or his personal representative, in shares of UIL Holdings Common Stock, an amount equal to the excess of the fair market value of the Common Stock of UIL Holdings Corporation on that date over the Exercise Price, multiplied by the number of options exercised. “Fair market value” shall be the average of the high and low sales prices of the shares of the Common Stock of UIL Holdings Corporation on the New York Stock Exchange composite tape on the exercise date or, if there is no sale on such date, then such average price on the last previous day on which at least one sale shall have been reported. The Company shall discharge each payment obligation to the Executive or his personal representative on or before the second business day following the exercise.

3

THE UNITED ILLUMINATING COMPANY
Attest:

By:
Susan E. Allen, Vice President Investor Relations, Corporate Secretary & Assistant Treasurer	Daniel J. Miglio, Chairman Compensation and Executive Development Committee

Nathaniel D. Woodson

4

DIRECTIONS TO QUINNIPIAC UNIVERSITY

From New London Via I-95:

Take I-95 to New Haven. Then take I-91 North to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

From New York City Via I-95:

Take I-95 to New Haven. Then take I-91 North to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

From New York City Via the Wilbur Cross Parkway (Merritt Parkway):

Take the Parkway (Route 15) to Exit 61. Turn right onto Whitney Avenue (Route 10) and proceed North 3 miles to Mount Carmel Avenue. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

From Hartford Via I-91:

Take I-91 South to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

ANNUAL MEETING OF SHAREOWNERS OF

UIL HOLDINGS CORPORATION

May 11, 2005

COMMON STOCK PROXY

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-776-9437	COMPANY NUMBER
(1-800-PROXIES) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

YOUR VOTE IS IMPORTANT

In order to save UIL Holdings Corporation the expense of further solicitation to ensure that a quorum is present at the annual meeting, please vote your proxy promptly - regardless of the number of shares you own, and regardless of whether you plan to attend the meeting.

Directions to Quinnipiac University appear at the end of the accompanying Proxy Statement.

ê	Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.	ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1)	ELECTION OF BOARD OF DIRECTORS		(2)	RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES

NOMINEES:

•       Thelma R. Albright

•       Marc C. Breslawsky

•       Arnold L. Chase

•       John F. Croweak

•       Betsy Henley-Cohn

•       John L. Lahey

•       F. Patrick McFadden, Jr.

•       Daniel J. Miglio

•       William F. Murdy

•       James A. Thomas

•       Nathaniel D. Woodson

				UIL HOLDINGS CORPORATION’S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2005. (Proposed by the Board of Directors.)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		(3)	PROPOSAL TO APPROVE TREATMENT OF PHANTOM SHARES PAYABLE IN STOCK ONLY VERSUS A CASH OPTION AS AN AMENDMENT TO NATANIEL D. WOODSON’S EMPLOYEMENT AGREEMENT	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)		Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.
			The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareowners and the Proxy Statement furnished therewith.

		and, in their discretion, such other persons as the present Board of Directors shall determine, if one or more of said nominees is unable to serve.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may be submitted via this method.	☐

Signature of Shareowner	Date:	Signature of Shareowner	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

UIL HOLDINGS CORPORATION

COMMON STOCK PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Lahey, or F. Patrick McFadden, Jr. (in the absence of Mr. Lahey), or Betsy Henley-Cohn (in the absence of Messrs. Lahey and McFadden) as proxy, for and in the name of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of the common stock of UIL Holdings Corporation that the undersigned held on March 8, 2005 and is entitled to vote at the Annual Meeting of the Shareowners to be held on Wednesday, May 11, 2005, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

This proxy card, when properly signed and returned to UIL Holdings Corporation, will be voted in the manner indicated on the reverse side. Unless otherwise directed on the reverse side, the undersigned’s vote will be cast for the election of all nominees listed to the Board of Directors and for items (2) and (3).

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of THE UNITED ILLUMINATING COMPANY 401(k)/ESOP (KSOP) PLAN (the Plan). This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 5:00 PM EST on May 6, 2005, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

(Continued and to be signed on the reverse side)